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                                                                     EXHIBIT 4.2

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                             FISCAL AGENCY AGREEMENT

                                      Among

                      International Multifoods Corporation
                                    as Issuer

                                       and

                                   Diageo plc
                                  as Guarantor


                                       and

                               JPMorgan Chase Bank
                   as Fiscal Agent and Principal Paying Agent

                                       and

                        J. P. Morgan Bank Luxembourg S.A.
                                 as Paying Agent

                        ---------------------------------

                          Dated as of December 17, 2001

                        ---------------------------------

                                  $200,000,000

                        6.602% Guaranteed Notes due 2009


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      FISCAL AGENCY AGREEMENT, dated as of December 17, 2001, among
International Multifoods Corporation, a Delaware corporation (the "Issuer"), Diageo plc, a company incorporated under the laws of England and Wales (the "Guarantor"), JPMorgan Chase Bank, as fiscal agent, principal paying agent and as authentication agent, and J.P. Morgan Bank Luxembourg S.A., as paying agent.

      1. Pursuant to a subscription agreement (the "Subscription Agreement"), dated December 13, 2001, among the Issuer, the Guarantor, and J.P. Morgan Securities Ltd. ("JPMSL"), the Issuer has agreed to issue $200,000,000 principal amount of its 6.602% Guaranteed Notes due 2009 (the "Notes") and the Guarantor has agreed to guarantee the Notes as set forth herein. The Notes initially will be represented by a temporary global Note, without interest coupons, substantially in the form set forth in EXHIBIT C (the "Temporary Global Note"). The Temporary Global Note shall be dated December 17, 2001. The Temporary Global Note will be exchangeable for a permanent global Note substantially in the form set forth as EXHIBIT D hereto (the "Permanent Global Note" and, together with the Temporary Global Note, the "Global Notes"). The Permanent Global Note will be exchangeable, as provided below, for definitive Notes in bearer form (the "Definitive Notes") in denominations of $10,000 and $100,000 substantially in the form set forth in EXHIBITS A-1 AND A-2 hereto. The Definitive Notes shall have interest coupons appertaining thereto (the "Coupons"), substantially in the form set forth in EXHIBIT B hereto. The term "Notes" as used herein includes the Global Notes, any Definitive Notes and the Terms (as defined herein), unless the context suggests otherwise. The term "Holder", in the case of a Global Note, means each person that appears in the records of Euroclear or Clearstream (each as defined herein), as the case may be, as entitled to a particular principal amount of Notes by reason of an interest in such Global Note, and with respect to a Definitive Note or any Coupon, means the bearer thereof; PROVIDED, HOWEVER, that the right to the payment of principal, interest, additional amounts, if any, and any amount payable upon redemption with respect to a Global Note shall be vested solely in the bearer thereof. The term "Guarantee" refers to a guarantee of the due and punctual payment of principal of and interest on the Notes and any additional amounts described in Condition 7 of the Terms (as defined below) made by the Guarantor substantially in the form of EXHIBIT G hereto.

      2. (a) The Issuer hereby appoints (i) JPMorgan Chase Bank, at present having its main office at Trinity Tower, 9 Thomas More Street, London E1W 1YT, England, as fiscal agent, principal paying agent and authentication agent; and (ii) J. P. Morgan Bank Luxembourg S.A., as paying agent, in respect of the Notes and the Coupons, if any, upon the terms and subject to the conditions set forth herein and in the Terms and Conditions of the Notes attached hereto as EXHIBIT A-2 (the "Terms"). JPMorgan Chase Bank, in its capacity as fiscal agent, principal paying agent and authentication agent, and, subject to Section 10 hereof,


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any successor fiscal agent, is herein called the "Fiscal Agent". J.P. Morgan
Bank Luxembourg S.A. in its capacity as paying agent, together with the Fiscal Agent in its capacity as principal paying agent and together with any other paying agents appointed pursuant to Condition 4 of the Terms are herein called the "Paying Agents" and each a "Paying Agent". The Fiscal Agent and the Paying Agents shall have the powers and authority granted to and conferred upon them herein and in the Notes, and such further powers and authority acceptable to them, to act on behalf of the Issuer as the Issuer may hereafter grant to or confer upon them.

     (b) The Issuer hereby appoints the offices of the Fiscal Agent and the Paying Agents as specified in Condition 4 of the Terms, as its paying agents outside the "United States" (which term for purposes hereof means the United States of America, including the fifty States and the District of Columbia, its territories and possessions, and other areas subject to its jurisdiction) in respect of the Notes and Coupons upon the terms and subject to the conditions set forth herein and in the Notes and the Coupons.

      3. (a) Upon the execution and delivery of this Agreement and the Guarantee, Notes in an aggregate outstanding principal amount not in excess of $200,000,000, from time to time thereafter, may be executed by the Issuer and delivered to the Fiscal Agent for authentication, and the Fiscal Agent shall thereupon authenticate and deliver such Notes upon the written order of the Issuer, signed by any authorized officer of the Issuer (each an "Officer") without any further action by the Issuer. Such signatures may be the manual, reproduced or facsimile signatures of a present or any future such Officer. Any Note that is required to be authenticated by the Fiscal Agent pursuant to this Section 3 may be authenticated by a duly appointed attorney-in-fact of the Fiscal Agent. Until a Note has been authenticated it shall have no effect.

     (b) The Notes and Coupons shall be signed on behalf of the Issuer by any Officer. Such signatures may be the manual, reproduced or facsimile signatures of the present or any future such Officer. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Note (or any Coupons appertaining thereto) which has been duly authenticated and delivered by the Fiscal Agent.

      In case any Officer who shall have signed any of the Notes or Coupons shall cease to serve as such Officer before the Note so signed (or the Note to which the Coupon so signed is attached) shall be authenticated and delivered by the Fiscal Agent or disposed by the Issuer, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Note had not ceased to serve as such Officer of the Issuer, and any Note or Coupon may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Note or Coupon, shall be the proper Officers,


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although at the date of the execution and delivery of this Agreement any such person was not such an Officer.

     (c) Notes and Coupons will be replaced by the Fiscal Agent in accordance with Condition 13 of the Terms. Title to the Notes and Coupons will pass by delivery.

      4. (a) The Notes initially will be issued in the form of a Temporary Global Note in bearer form without coupons, in the denomination of $200,000,000, substantially in the form set forth in EXHIBIT C hereto. The Temporary Global Note shall be signed on behalf of the Issuer by any Officer. The Temporary Global Note shall be authenticated by the Fiscal Agent upon the same conditions, in substantially the same manner and with the same effect as the Permanent Global Note or Definitive Notes. The Fiscal Agent will, upon the order of the Issuer, deposit the Temporary Global Note with JPMorgan Chase Bank, as the common depositary (the "Common Depositary") for Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, societe anonyme ("Clearstream"). The Temporary Global Note will be held on deposit with the Common Depositary for credit to JPMSL's securities clearance account (or to such other accounts as JPMSL may have specified). Execution in facsimile of any Notes and any photostatic copying or other duplication of Global Notes (in authenticated form, but executed manually on behalf of the Issuer as stated above) shall be binding upon the Issuer in the same manner as if such Notes were signed manually by such signatories.

     (b) For purposes of this Agreement, "Exchange Date" shall mean the date which is not earlier than 40 days after the closing date as defined in the Subscription Agreement (the "Closing Date"). Without unnecessary delay but in any event not less than five days prior to the Exchange Date, the Issuer will execute and deliver, or procure the delivery of, to the London office of the Fiscal Agent the Permanent Global Note in bearer form without Coupons.

     (c) On or after the Exchange Date, the Temporary Global Note may be surrendered to the Fiscal Agent at such office to be exchanged, as a whole or in part, for interests in the Permanent Global Note in denominations of $10,000 or $100,000 or integral multiples thereof without charge, and the Fiscal Agent shall authenticate and deliver, in exchange for such Temporary Global Note or the portions thereof to be exchanged, an equal aggregate principal amount of the Permanent Global Note, but only upon presentation to the Fiscal Agent by the Common Depository of a certificate or certificates in substantially the form set forth in EXHIBIT F hereto of Euroclear or Clearstream, with respect to the Temporary Global Note or portions thereof being exchanged, to the effect that it has received in writing or by facsimile a certification or certifications in substantially the form set forth in EXHIBIT E hereto signed by the person appearing


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in its records as the owner of the Temporary Global Note or portions thereof being exchanged. On exchange in part of the Temporary Global Note, the principal amount of the Temporary Global Note so exchanged shall be endorsed by or on behalf of the Fiscal Agent in accordance with the Terms of the Notes endorsed thereon. Payments of interest or principal on the Temporary Global Note and any exchange of the Temporary Global Note for Definitive Notes will only be made upon certification as to non-U.S. beneficial ownership in substantially the same form as set forth in this paragraph with respect to the Exchange Date.

     (d) The Permanent Global Note will become exchangeable in whole, but not in part (free of charge to the Holder), for Definitive Notes in denominations of $10,000 or $100,000 (i) at any time upon request of any Holder thereof (including any Accountholder (as defined below)) upon 60 days' prior written notice to the Fiscal Agent, specifying a Definitive Exchange Date (as defined below), (ii) if the Issuer or the Guarantor would suffer a material disadvantage as a result of a change in laws or regulations (taxation or otherwise) or as a result of a change in the practice of Euroclear or Clearstream, which would not be suffered were the Notes in definitive form and a certificate to such effect signed by two duly authorized officers of the Issuer is given to the Fiscal Agent, or (iii) if Euroclear or Clearstream is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business. Thereupon (in the case of (ii) or (iii) above) the Issuer may give notice to the Fiscal Agent and the Holders of Notes of its intention to exchange the Permanent Global Note for Definitive Notes on the Definitive Exchange Date.

      On any Definitive Exchange Date, the Permanent Global Note shall be surrendered to or to the order of the Fiscal Agent. In exchange for the Permanent Global Note, the Issuer will deliver to the relevant Holders, or procure the delivery of, in either case at its own expense, an equal aggregate principal amount of Definitive Notes (having attached to them all Coupons in respect of interest which has not already been paid on the Permanent Global Note), printed in accordance with any applicable legal and stock exchange requirements and in or substantially in the form set out in this Agreement. On exchange of the Permanent Global Note, the Fiscal Agent will ensure that it is canceled and, if the Issuer so requests, returned to the Issuer. From and after such time as Definitive Notes are issued in exchange for the Permanent Global Note, any remaining interest in the Temporary Global Note will be exchangeable only for Definitive Notes. Such exchange shall be made free of charge to the Holders of the Permanent Global Note and to the Holders of the Definitive Notes issued in exchange as provided above, except that a Holder receiving Definitive Notes must bear the cost of insurance, postage, transportation and like costs in the event that such Holder does not receive such Definitive Notes in person at the offices of the Fiscal Agent. No Definitive Notes delivered in exchange for the Permanent


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Global Note will be mailed or otherwise delivered to any location in the
United States in connection with such exchange.

      Upon exchange in full of the Permanent Global Note for Definitive Notes, the Permanent Global Note shall become void; PROVIDED, HOWEVER, that if the Issuer does not perform or comply with any one or more of its obligations under any Definitive Notes, then any right or remedy relating in any way to the obligation(s) in question may be exercised or pursued on the basis of the Permanent Global Note despite its stated cancellation after its exchange in full, as an alternative, or in addition, to the Definitive Notes (or the Coupons appertaining to them as appropriate).

      "Accountholder" means a person who is for the time being shown in the records of Euroclear or Clearstream, as the holder of a particular principal amount of the Notes, in which regards any certificate or other document issued by Euroclear or Clearstream as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes.

      "Definitive Exchange Date" means a day specified in the notice requiring exchange falling not less than 60 days after that date on which such notice is given and on which date banks are open for business in the city in which the specified office of the Fiscal Agent is located and in the city in which the relevant clearing system is located.

     (e) The delivery to the Fiscal Agent by the Common Depositary of the certificate or certificates referred to in subsection (c) above may be relied upon by the Issuer and the Fiscal Agent as conclusive evidence that a corresponding certificate or certificates has or have been delivered to the Common Depositary, as the case may be, pursuant to the terms of this Agreement and the Terms.

     (f) Title to the Notes (including interests therein) that are deposited in Euroclear or Clearstream will pass in accordance with the rules and procedures of Euroclear and Clearstream, respectively. If Definitive Notes are issued in exchange for the Permanent Global Note, title to the Definitive Notes and any Coupons appertaining thereto will pass by delivery. The Definitive Notes will be in bearer form, with Coupons attached, in denominations of $10,000 and $100,000.

     (g) Each of the persons shown in the records of Euroclear or Clearstream as the beneficial owner of a Note represented by an interest in a Global Note will be treated by the Issuer, the Guarantor, the Fiscal Agent, the Paying Agents and any of their agents (except as ordered by a court of competent jurisdiction or as required by law) as the Holder of such Notes for all purposes; PROVIDED, HOWEVER, that the right to the payment of principal, interest, additional amounts, if any, and


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any amount payable upon redemption, with respect to a Global Note shall be vested solely in the bearer thereof, and the term "Holder" shall be construed accordingly.

     (h) Cancellation of any Temporary Global Note or Permanent Global Note required by the Terms to be canceled following its redemption or exchange shall be effected by endorsement by or on behalf of the Fiscal Agent of the reduction in the principal amount of the relevant Temporary Global Note or Permanent Global Note, as the case may be, on the relevant schedule thereto.

      5. (a) In order to provide for the payment of principal of and interest on the Notes as the same shall become due and payable, the Issuer hereby agrees to pay to the Fiscal Agent by 10:00 a.m. New York time in the lawful coin or currency of the United States (the "U.S. dollar" or "$"), on any interest payment date or the maturity date of the Notes or any date fixed for redemption of the Notes, as the case may be, an amount in immediately available funds which (together with any amounts then held by the Fiscal Agent and available for the applicable purpose) shall be sufficient to pay the entire amount of principal or interest becoming due on such interest payment, maturity or redemption date, as the case may be, and the Fiscal Agent shall hold such amount in trust and apply it to the payment of such principal or interest on such interest payment, maturity or redemption date. The Issuer further agrees to confirm to the Fiscal Agent not later than 2:00 p.m., London time, two Business Days (as defined herein) prior to any such interest payment date or the maturity date of the Notes or any such date fixed for redemption of the Notes, as the case may be, that it has issued irrevocable instructions for such payment to the Fiscal Agent. All sums payable to the Fiscal Agent hereunder shall be paid to such U.S. dollar denominated account maintained by the Fiscal Agent and with such bank located outside the United States and its territories as the Fiscal Agent may from time to time designate. The Fiscal Agent hereby agrees to notify the Issuer of its account designation not less than five Business Days (as defined herein) before any such sum is due and payable. Payments to Holders of Notes or Coupons shall be made by the Fiscal Agent in accordance with Condition 4 of the Terms. As used in this Section 5, "Business Day" means in connection with the payment of principal of and interest on the Notes or Coupons, as the case may be, any day other than a Saturday or Sunday on which banks in The City of New York and any place of presentation are open for presentation and payment of bearer debt securities and for dealing in foreign currencies.

     (b) Subject to the payments set out in Section 5(a) being duly made, the Fiscal Agent shall pay or cause to be paid on behalf of the Issuer the amounts due to be paid in respect of the Notes in accordance with the Terms, and the terms of this Agreement. Without prejudice to the obligations of the Issuer to make payments in accordance with the provisions of Section 5(a), if payment of the


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appropriate amount mentioned in Section 5(a) shall be made by or on behalf of the Issuer later than the time, but otherwise in accordance with the provisions, mentioned therein, the Fiscal Agent will act as paying bank for, and agent of, the Issuer in respect of the Notes and make or cause to be made payments as mentioned in this Section 5(b). Notwithstanding the foregoing provisions of this Section 5(b), if for any reason the amounts received by the Fiscal Agent pursuant to Section 5(a) shall be insufficient to satisfy all claims for all principal, interest or other sums due and payable in respect of the Notes, it shall not be bound (but shall be entitled) to pay any such claim until it has received the full amount of the moneys then due and payable in respect of the Notes.

     (c) (i) If the Fiscal Agent pays any amounts to Holders of Notes or Coupons or to any other Paying Agent on or after the due date therefor, or becomes liable to pay out funds on the assumption that the corresponding payment by the Issuer has been or will be made and such payment has in fact not been so made by the Issuer, then the Issuer shall on demand reimburse the Fiscal Agent for the relevant amount, and pay interest to the Fiscal Agent on such amount from the date on which it is paid out to the date of reimbursement at a rate per annum equal to the cost to the Fiscal Agent of funding the amount paid out, as certified by the Fiscal Agent and expressed as a rate per annum.

    (ii) If the Fiscal Agent pays any amounts to Holders of Notes or Coupons or to any other Paying Agent at a time when it has not received payment in full in respect of such Notes (the excess of the amounts so paid over the amounts so received being the "Shortfall"), the Issuer will, in addition to paying amounts due under Section 5(a), pay to the Fiscal Agent on demand interest (at a rate determined by the Fiscal Agent to represent the cost to the Fiscal Agent of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Fiscal Agent of the Shortfall.

     (d) The Fiscal Agent shall notify the other Paying Agents of the Issuer with respect to the Notes or Coupons and the Issuer and the Guarantor by telex, facsimile, swift or cable if it has not received the full amount of the payment due to be made to it by the Issuer pursuant to Section 5(a) hereof by the time specified in such Section.

     (e) At least five Business Days prior to each date of payment of principal of or interest on the Notes, the Issuer shall furnish the Fiscal Agent and each other Paying Agent of the Issuer with a certificate of an Officer of the Issuer instructing the Fiscal Agent and each other Paying Agent as to whether payments of principal of or interest on the Notes due on such date shall be made without deduction or withholding for or on account of any taxes described in Condition 7 of the Terms. In the absence of such certificate, the Fiscal Agent or other Paying Agent shall make payment in full to each Holder. If any such deduction or


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withholding shall be required and if the Issuer becomes liable to pay additional amounts pursuant to Condition 7 of the Terms, then, at least five Business Days prior to the date of any such payment of principal or interest to which such payment of additional amounts relates, the Issuer will furnish the Fiscal Agent and each other Paying Agent of the Issuer with a certificate which specifies, by country, the percentage, if any, required to be withheld on such payment to Holders of the Notes and the additional amounts, if any, due to the Holders of the Notes, and will pay to the Fiscal Agent such amounts as shall be required to be paid to such Holders. The Issuer hereby agrees to indemnify the Fiscal Agent and each other Paying Agent of the Issuer for, and to hold them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any certificate furnished pursuant to this Section 5(e).

     (f) The Fiscal Agent agrees to ensure that all payments in respect of the Notes shall be made subject to applicable laws and regulations by an authorized Paying Agent outside the United States. Each Paying Agent agrees that payments will be made, at the Holder's option, by check or by transfer to or for an account maintained with a bank located outside the United States. Each Paying Agent further agrees that payments will not be made pursuant to presentation of a Note or Coupon to a Paying Agent within the United States or the making of any other demand for payment to a Paying Agent within the United States and that payments will not be made by mail to an address in the United States or by transfer to or for an account maintained in the United States. Notwithstanding the foregoing, payments in respect of the Notes may be made at offices of a Paying Agent in the United States to be appointed at such time that (i) payment of the full amount of such principal, premium, if any, or interest at all offices of such Paying Agent outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, and (ii) such payment is then permitted under United States law, without adverse federal tax or other adverse consequences to the Issuer.

      6. If, under the circumstances described in Condition 6(2) of the Terms, the Issuer shall be required, or shall elect, to redeem the outstanding Notes or any of them, the following provisions shall be applicable:

     (a) The Issuer shall, at least 60 days before the date designated for such redemption, give written notice to the Fiscal Agent and the Guarantor of its election to redeem the Notes on the redemption date specified in such notice. Such notice to the Fiscal Agent shall be accompanied by the certificate and the opinion of counsel referred to in Condition 6(2) of the Terms.

     (b) Upon receipt of notice from the Issuer of its election to redeem the Notes, the Fiscal Agent shall cause to be published on behalf of, and at the


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expense of, the Issuer a notice of redemption in the form delivered to the
Fiscal Agent by or on behalf of the Issuer, specifying the date fixed for redemption, the redemption price, the place or places of payment, that (except in the case of redemption prior to the Definitive Exchange Date) payment will be made upon presentation and surrender of the Notes to be redeemed together with all Coupons appertaining thereto, if any, maturing subsequent to the date fixed for redemption, and that on and after said date the sole right of a Holder shall be to receive the redemption price plus interest accrued on the Note to the date fixed for redemption. Such notice shall state that the conditions precedent to such redemption have occurred and shall describe the same.

     (c) Such notice shall be published in a leading newspaper having general circulation in London and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, in Luxembourg. Unless otherwise advised by the Issuer, such publication will be made in the FINANCIAL TIMES in London and the LUXEMBURGER WORT in Luxembourg. Such notice shall be published at least once, the first such publication to be not less than 30 days nor more than 60 days prior to the date fixed for redemption or as otherwise provided in the Terms. If by reason of the temporary or permanent suspension of publication of any newspaper or by reason of any other cause, it shall be impossible to make publication of such notice in a leading newspaper as herein provided, then such publication or other notice in lieu thereof as shall be made by the Fiscal Agent shall constitute sufficient publication of such notice, if such publication or other notice shall, so far as may be possible, approximate the terms and conditions of the publication in lieu of which it is given. The Fiscal Agent shall promptly furnish to the Issuer, the Guarantor and each other Paying Agent a copy of any notice of redemption so published.

      7. (a) The Fiscal Agent shall, upon the written request of the Issuer and in accordance with Condition 13 of the Terms, from time to time authenticate and deliver Notes or deliver new Coupons in exchange for or in lieu of Notes or Coupons, as the case may be, which become mutilated, defaced, or apparently lost, stolen or destroyed. Each Note authenticated and delivered in exchange for or in lieu of any such Note shall carry all the rights to interest accrued and unpaid and to accrue that were carried by such Note before such mutilation, defacement or apparent loss, theft or destruction. Any Note so exchanged shall have attached thereto Coupons such that neither gain nor loss in interest shall result from such exchange or substitution.

     (b) All Notes and Coupons surrendered for payment, redemption, transfer or exchange shall be delivered to the Fiscal Agent for cancellation. The Fiscal Agent shall cancel and destroy all such Notes and Coupons and shall deliver a certificate of destruction to the Issuer.


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     (c) The Fiscal Agent shall verify in the case of an allegedly lost, stolen or destroyed Note or Coupon in respect of which the serial number is known or believed to be known, that such Note or Coupon has not been redeemed or paid by the Issuer. The Fiscal Agent shall not issue any replacement Note or Coupon unless and until the Holder thereof shall have:

           (i) paid such costs as may be incurred in connection therewith,

          (ii) furnished such evidence (including evidence as to the serial number of the Note in question, if known) and such indemnity as the Issuer and the Fiscal Agent may require, and

         (iii) surrendered to the Fiscal Agent any mutilated or defaced Note or Coupon to be replaced.

     (d) The Fiscal Agent shall, on issuing any replacement Note or Coupon, immediately inform the Issuer and the other Paying Agents of the Issuer of the serial number of any replacement Note or Coupon and (if known) the serial number of the Note or Coupon in place of which such replacement Note or Coupon has been issued. Whenever replacement Coupons are issued pursuant to the provisions of this Section 7, the Fiscal Agent shall also notify the Issuer, the Guarantor and the other Paying Agents of the maturity dates of the allegedly lost, stolen or destroyed Coupons and of the replacement Coupons issued.

     (e) The Fiscal Agent shall keep a full and complete record of all replacement Notes and Coupons issued and shall make such records available at all reasonable times to the Issuer, the Guarantor and the other Paying Agents of the Issuer.

     (f) Whenever any of the Notes or Coupons alleged to have been lost, stolen or destroyed in replacement for which a new Note or Coupon has been issued shall be presented to any Paying Agent of the Issuer for payment, such Paying Agent shall immediately send notice thereof to the Fiscal Agent, which shall, on receipt of such notice and after consultation with the Issuer, take such appropriate steps (subject to being indemnified to its satisfaction as to costs) to recover the amount indemnified with respect to such allegedly lost, stolen or destroyed Note or Coupon and upon the recovery thereof shall (subject as aforesaid) account to the Issuer for the amount so collected.

      8. Each of the Fiscal Agent and each other Paying Agent accepts its obligations set forth herein and in the Notes upon the terms and conditions hereof and thereof, including the following, to all of which the Issuer agrees and to all of which the rights of the Holders from time to time of the Notes and Coupons shall be subject:


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     (a) The Fiscal Agent and each other Paying Agent shall be entitled to the compensation to be agreed upon with the Issuer for all services rendered by each of them, and the Issuer agrees promptly to pay such compensation and to reimburse the Fiscal Agent and each other Paying Agent for properly incurred out-of-pocket expenses (including properly incurred fees and expenses of counsel) incurred by the Fiscal Agent and each other Paying Agent in connection with the services rendered by them hereunder. The Issuer also agrees to indemnify the Fiscal Agent and each other Paying Agent and each of their respective officers, directors and employees for, and to hold them harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim of liability) incurred without negligence or bad faith on their part arising out of or in connection with their acting as Fiscal Agent or Paying Agent of the Issuer hereunder, as the case may be, or performing any other duties pursuant to the terms and conditions hereof. The obligations of the Issuer under this Section 8(a) shall survive the payment of the Notes and the resignation or removal of the Fiscal Agent and any other Paying Agent.

     (b) In acting under this Agreement and in connection with the Notes and Coupons, the Fiscal Agent and each other Paying Agent are acting solely as agents of the Issuer and do not assume any obligation towards or relationship of agency or trust for or with any of the owners or Holders of the Notes or Coupons except that all funds held by the Fiscal Agent or any other Paying Agent of the Issuer for the payment of principal of and interest (including any additional amounts) on the Notes shall be held in trust by the Fiscal Agent or such Paying Agent, as the case may be, and applied as set forth herein and in the Notes, but need not be segregated from other funds held by the Fiscal Agent or such Paying Agent, as the case may be, except as required by law; PROVIDED that monies paid by the Issuer to the Fiscal Agent or any other Paying Agent of the Issuer for the payment of principal of or interest (including any additional amounts) on any of the Notes and remaining unclaimed at the end of two years after the date on which such principal or interest shall have become due and payable shall be repaid as provided and in the manner set forth in Condition 4 of the Terms, whereupon the aforesaid trust shall terminate and all liability of the Fiscal Agent or any other Paying Agent of the Issuer to the Issuer with respect to such monies shall cease.

     (c) The Fiscal Agent and each other Paying Agent may consult with counsel, and any written advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion.

     (d) The Fiscal Agent and each other Paying Agent shall be protected and shall incur no liability for or in respect of any action reasonably taken or omitted to be taken or thing suffered by it in reliance upon any Note, Coupon, instrument of transfer, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper party or parties.

     (e) The Fiscal Agent, and each other Paying Agent of the Issuer, and each of their respective officers, directors and employees, in its individual capacity or any other capacity, may become the owner of, or acquire any interest in, any Notes or Coupons or other obligations of the Issuer or the Guarantor with the same rights that it would have if it were not the Fiscal Agent or such other Paying Agent of the Issuer or an officer, director or employee thereof, as the case may be, and may engage or be interested in any financial or other transaction with the Issuer and the Guarantor and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or other obligations of the Issuer or the Guarantor, as freely as if it were not the Fiscal Agent or such Paying Agent of the Issuer or an officer, director or employee thereof, as the case may be.

     (f) Neither the Fiscal Agent nor any other Paying Agent of the Issuer shall be under any liability for interest on any monies received by it pursuant to any of the provisions of this Agreement or the Notes except as may be otherwise agreed with the Issuer.

     (g) The recitals contained herein and in the Notes (except in the Fiscal Agent's certificate of authentication) shall be taken as the statements of the Issuer, and the Fiscal Agent and each other Paying Agent assume no responsibility for the correctness of the same. The Fiscal Agent makes no representation as to the validity or sufficiency of this Agreement or the Notes or the Coupons, except as to the due execution by it of this Agreement and the due authentication by it of the Notes and Coupons. Neither the Fiscal Agent nor any other Paying Agent of the Issuer shall be accountable for the use or application by the Issuer of the proceeds of any Notes authenticated and delivered by the Fiscal Agent in conformity with the provisions of this Agreement.

     (h) The Fiscal Agent and each other Paying Agent of the Issuer shall be obligated to perform such duties and only such duties as are herein and in the Notes specifically set forth, and no implied duties or obligations shall be read into this Agreement or the Notes against the Fiscal Agent or any other such Paying Agent. The Fiscal Agent shall be under no obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it, and shall promptly give notice to the Issuer of such a decision not to take action.

     (i) Except as otherwise specifically provided herein or in the Notes, any order, certificate, notice, request, direction or other communication from the

Issuer made or given under any provision of this Agreement shall be sufficient if signed by an Officer of the Issuer.

      9. (a) The Issuer agrees that, until the Notes have been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of and interest (including any additional amounts) on the Notes have been made available for payment and either paid or returned to the Issuer as provided in Condition 4 of the Terms and subject to applicable law, there shall at all times be (i) a Fiscal Agent hereunder and (ii) a Paying Agent in Luxembourg. The Fiscal Agent shall at all times be a responsible financial institution which is authorized by law to exercise the powers and duties of the Fiscal Agent hereunder and shall, in respect of its responsibilities as principal Paying Agent for the Notes, act through a branch or office outside the United States.

     (b) The Fiscal Agent may at any time resign by giving written notice of its resignation to the Issuer and the Guarantor specifying the date on which its resignation shall become effective; PROVIDED that such date shall be at least 90 days after the receipt of such notice by the Issuer unless the Issuer agrees to accept shorter notice, which notice shall expire at least 30 days before or after any due date for payment on the Notes. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Fiscal Agent, qualified as aforesaid, by written notice in duplicate signed on behalf of the Issuer, one copy of which shall be delivered to the resigning Fiscal Agent and one copy to the successor Fiscal Agent. Such resignation shall become effective upon the acceptance of appointment by the successor Fiscal Agent as provided in Section 9(d) hereof. The Issuer may, for any reason, remove the Fiscal Agent and appoint a successor Fiscal Agent, qualified as aforesaid, by written notice in duplicate signed on behalf of the Issuer, one copy of which shall be delivered to the Fiscal Agent being removed and one copy to the successor Fiscal Agent, which notice shall be 60 days prior to the date of such removal and which shall expire at least 30 days before or after any due date for payment on the Notes. Any removal of the Fiscal Agent and any appointment of a successor Fiscal Agent shall become effective upon acceptance of appointment by the successor Fiscal Agent as provided in Section 9(d). Upon resignation or removal, the Fiscal Agent shall be entitled to the payment by the Issuer of its compensation for the services rendered hereunder and to the reimbursement of all out-of-pocket expenses properly incurred in connection with the services rendered by it hereunder (including properly incurred fees and expenses of counsel).

     (c) In case at any time the Fiscal Agent shall resign, or shall be removed, or shall become incapable of acting, or be adjudged a bankrupt or insolvent, or shall file a voluntary petition in bankruptcy, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Fiscal Agent, qualified as aforesaid, shall be appointed by the Issuer by an instrument in writing. Upon the appointment as aforesaid of a successor Fiscal Agent and acceptance by it of such appointment, the Fiscal Agent so superseded shall cease to be such Fiscal Agent hereunder. If after 90 days, no successor Fiscal Agent shall have been so appointed, or if so appointed, shall not have accepted appointment as hereinafter provided, any Holder of a Note, on behalf of itself and all others similarly situated, or the Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor Fiscal Agent.

     (d) Any successor Fiscal Agent appointed hereunder shall execute, acknowledge, and deliver to its predecessor and to the Issuer and the Guarantor an instrument accepting such appointment hereunder, and thereupon such successor Fiscal Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Fiscal Agent hereunder, and such predecessor, upon payment of its compensation and out-of-pocket expenses then unpaid, shall pay over to such successor Fiscal Agent all monies or other property at the time held by it hereunder.

     (e) Any corporation or bank into which the Fiscal Agent may be merged or converted, or with which the Fiscal Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Fiscal Agent shall be a party, or any corporation or bank to which the Fiscal Agent shall sell or otherwise transfer all or substantially all its assets and business, or any corporation or bank succeeding to the corporate trust business of the Fiscal Agent shall be the successor to the Fiscal Agent hereunder, without the execution or filing of any document or any further act on the part of the parties hereto, PROVIDED that such corporation shall be qualified as aforesaid, and PROVIDED FURTHER that the Fiscal Agent agrees to give notice to the Issuer and the Guarantor not later than 30 days prior to such merger, conversion, consolidation, sale, transfer or successor (PROVIDED, HOWEVER, that any failure of the Fiscal Agent to give such notice pursuant to this Section 9(e) will not relieve any successor Fiscal Agent of any of its obligations as successor Fiscal Agent pursuant to this Agreement).

     (f) The Fiscal Agent shall give Holders of Notes not more than 45 nor less than 30 days' notice of any proposed appointment, termination, resignation or change under paragraph (a) or (b) and, as soon as practicable, notice of any succession under paragraph (e) of which it is aware. The Issuer shall give Holders of Notes, as soon as practicable, notice of any termination under paragraph (c) of which it is aware. All such notices shall be given in accordance with Condition 15 of the Terms.

     10. So long as any of the Notes or Coupons are outstanding, the Issuer shall maintain agents for the payment of the principal of and interest (including any additional amounts) on the Notes in accordance with Condition 4 of the Terms. Until the Issuer shall obtain approval from the Fiscal Agent in writing, the sole such Paying Agents shall be those set forth in the Terms. The Fiscal Agent shall arrange with all such Paying Agents for the payment, from funds furnished by the Issuer to the Fiscal Agent pursuant to this Agreement, of the principal of, and interest (including any additional amounts) on, the Notes and of the compensation of such Paying Agents for their services as such.

     11. Nothing contained in this Agreement or in any of the Notes shall prevent any consolidation of the Issuer with, or merger of the Issuer into, any other entity or entities (whether or not affiliated with the Issuer), or successive consolidations or mergers to which the Issuer or its successors and assigns shall be a party or parties, or shall prevent any sale, transfer or conveyance of the property of the Issuer as an entirety or substantially as an entirety to any entity; PROVIDED that, the Issuer hereby covenants and agrees, the entity formed by such consolidation or into which the Issuer is merged or the entity which acquires by sale, transfer or conveyance the property of the Issuer as an entirety or substantially as an entirety (for the purposes of this Section 11, the "Successor Corporation") shall:

     (a) expressly assume, by supplemental agreement satisfactory in form and executed and delivered to the Fiscal Agent, the due and punctual payment of the principal of and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement and of the Notes to be performed or observed by the Issuer;

     (b) in the case of a Successor Corporation that is incorporated outside of the United States, expressly indemnify by such supplemental agreement the Holders of Notes and Coupons for any tax, assessment or other governmental charge imposed on or as a result of such consolidation, merger, sale, lease or conveyance;

     (c) provide to the Fiscal Agent a certificate signed by a duly authorized officer of the Successor Corporation stating that immediately after such consolidation, merger, sale, lease or conveyance, the Successor Corporation shall not be in default under any provision of this Agreement or the Notes; and

     (d) provide to the Fiscal Agent a written opinion of legal counsel of recognized national standing (or, in the case of a Successor Corporation that is incorporated in the United States, of legal counsel who may be an employee of or counsel to the Successor Corporation) stating that such consolidation, merger, sale, lease or conveyance complies with the provisions of Condition 11 of the Terms, in that all conditions precedent therein provided for relating to such transaction have been complied with.

      In case of any such consolidation, merger, sale or conveyance and upon compliance with this Section 11 and the covenants and provisions of the Notes, the Successor Corporation shall succeed to and be substituted for the Issuer with the same effect as if it had been named herein and in the Notes and Coupons as the Issuer; the Issuer shall thereupon be relieved of any further obligation or liability hereunder or upon the Notes and Coupons, and the Issuer, as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. The Successor Corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer, any or all of the Notes and Coupons issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Fiscal Agent; and, upon the order of the Successor Corporation, subject to all the terms, conditions and limitations in this Agreement prescribed, the Fiscal Agent shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the appropriate persons, as specified in Section 3 hereof, to the Fiscal Agent for authentication, and any Notes which the Successor Corporation thereafter shall cause to be signed and delivered to the Fiscal Agent for that purpose. All the Notes and any Coupons so issued shall in all respects have the same legal rank and benefit under this Agreement as the Notes and Coupons theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Notes and Coupons had been issued at the date of the execution hereof. In any case of any such consolidation, merger, sale or conveyance, such changes in phraseology and form (but not in substance) may be made in the Notes or Coupons thereafter to be issued as may be appropriate.

     12. (a) To evidence its guarantee of the payment of principal and interest and any additional amounts in respect of the Notes, a Guarantee duly executed by the Guarantor shall be endorsed on each Note.

     (b) The Guarantee will constitute a direct, unsecured and unsubordinated obligation of the Guarantor (subject, in certain circumstances, to early termination) and will rank PARI PASSU with all other present and future unsecured and unsubordinated obligations of the Guarantor.

     (c) Conditions 8, 12, 14 and 16 of the Terms as they relate to the Guarantor shall be valid and binding obligations of the Guarantor.

     (d) In the event that the Guarantor is required, by the terms of the Guarantee, to make any payment in respect of the Notes, references to the Issuer in Sections 2(a), 5 (other than the last sentence of Section 5(e)), 7, 8(b), 8(i), 9 (other than the last sentence of Section 9(b)) and 10 of this Agreement shall be deemed to mean and include the Guarantor (in addition to the Issuer) except where the context otherwise requires; PROVIDED, however, that the Guarantor shall not be obliged to pay any amounts to the Fiscal Agent hereunder (including, but not limited to, any fees, indemnities or expenses of the Fiscal Agent) other than amounts in respect of the Notes guaranteed by the Guarantor pursuant to the terms of the Guarantee.

     (e) On the date hereof and within fifteen days of each date the Issuer files an Annual Report on Form 10-K with the United States Securities and Exchange Commission (the "SEC") for as long as the Notes remain outstanding, the Issuer shall provide to the Guarantor a certificate of an authorized officer of the Issuer substantially in the form of EXHIBIT H hereto setting forth (i) the rating from Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc. ("S&P") for any non-credit enhanced senior unsecured long-term debt of the Issuer or, if no such rating has been given, the Issuer's corporate credit rating, (ii) the Issuer's senior unsecured issuer credit rating from Moody's Investors Service, Inc. ("Moody's"), based on a confirmation of such rating by each of S&P and Moody's, (iii) the amount of outstanding secured debt of the Issuer and its consolidated subsidiaries plus the amount of any secured debt available to the Issuer and its consolidated subsidiaries under any credit facility, and (iv) the amount of total assets of the Issuer and its consolidated subsidiaries (the "Ratings Certificate"). The amounts required to be certified in clauses (iii) and (iv) shall be determined by reference to the Annual Report on Form 10-K or Quarterly Report on 10-Q of the Issuer most recently filed with the SEC or, in the case of material changes in these amounts not reflected in such reports, based on a good faith estimate by the officer providing the Ratings Certificate. If at any such time the Issuer is not assigned a corporate credit rating from S&P or a senior unsecured issuer credit rating from Moody's, the Issuer shall obtain such rating prior to the date on which it is required to provide a certificate to the Guarantor hereunder. The Issuer shall also give the Guarantor written notice of not less than five business days after the Issuer receives notice of any change in such credit ratings by either S&P or Moody's and shall also provide the Ratings Certificate.

      Based on the foregoing, if, at any such time, the Issuer's and the Guarantor's ratings are such that, pursuant to the terms of the Guarantee, the Guarantee will terminate, the Guarantor shall provide to the Fiscal Agent a certificate by an authorized officer of the Guarantor to that effect, and the date on which such certificate is provided shall be deemed to be a Termination Date (as defined in the Guarantee). The Fiscal Agent shall promptly notify the Issuer and the Holders of its receipt of the Guarantor's certificate. Notice to the Holders shall be given in accordance with Condition 15 of the Terms.

     13. This Agreement or the Terms may be amended by the Issuer and the Fiscal Agent without the consent of the Holder of any Note or Coupon for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or therein or in any manner which the Issuer and the Fiscal Agent may mutually deem necessary or desirable and which will not be inconsistent with the Notes or the Coupons and which will not adversely affect the interests of Holders of the Notes or Coupons.

     14. (a) Modifications and amendments to this Agreement or to the Terms may also be made, and future compliance therewith or past default by the Issuer or the Guarantor may be waived, with the consent of the Holders of at least 50% in aggregate principal amount of the Notes at the time outstanding (or such lesser amount as shall have acted at a meeting of Holders of the Notes as described below), subject in each case to the limitations set forth in Condition 12 of the Terms.

     (b) The Issuer, the Fiscal Agent or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding may at any time call a meeting of the Holders of the Notes (the "Noteholders"), such meeting to be held at such time and at such place as those calling the meeting shall determine, for the purpose of taking any action authorized to be taken by the Noteholders. Notice of any meeting of the Noteholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be published by the Fiscal Agent at least once a week for two successive weeks prior to the date fixed for the meeting in a daily newspaper in the English language of general circulation in London and, so long as the Notes are listed on the Luxembourg Stock Exchange, at least once a week for two successive weeks in a daily newspaper of general circulation in Luxembourg, the first publication to be not less than 20 or more than 180 days prior to the date fixed for such meeting. To be entitled to vote at any meeting of the Noteholders, a person must be (i) a Holder of one or more of the Notes or (ii) a person appointed by an instrument in writing as proxy by the Holder of one or more of the Notes. The only persons who shall be entitled to be present or to speak at any meeting of the Noteholders shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Issuer and its counsel and any representatives of the Fiscal Agent and its counsel.

     (c) At any meeting of Noteholders, two or more persons entitled to vote 50% in aggregate principal amount of the Notes at the time outstanding shall constitute a quorum. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum within an hour of the time appointed for any such meeting, the meeting, if convened at the request of the Fiscal Agent or a Noteholder or Noteholders, shall be dissolved, or if convened at the request of the Issuer, the meeting shall be adjourned for a period of not less than 10 days as determined by the chairman of the meeting. In the absence of a quorum at any such reconvened meeting, such reconvened meeting shall be further adjourned for a period of not less than 10 additional days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 14(b) hereof except that such notice need be published only once, but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any meeting further adjourned for lack of a quorum, two or more persons entitled to vote 25% in aggregate principal amount of the Notes at the time outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding Notes which shall constitute a quorum. Any Noteholder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; PROVIDED that such Noteholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing (which may include authorization to vote on any other matters as may come before the meeting).

     (d) Subject to Sections 13, 14(a), 14(b), 14(c) and 14(h) hereof and to Condition 12 of the Terms, any modifications, amendments, or waivers to this Agreement as it applies to the Notes or the Terms shall require (i) the written consent of the Holders of 50% in aggregate principal amount of the outstanding Notes or (ii) the approval of persons entitled to vote 50% of the aggregate principal amount of such Notes represented and voting at a meeting of the Noteholders duly called in accordance with the provisions hereof. Any such modifications, amendments or waivers shall be conclusive and binding on all Noteholders, whether or not they have given such consent or were present at such meeting, and on all future holders of Notes, whether or not notation of such modification, amendment or waiver is made on the Notes. Any instrument given by or on behalf of any Holder of a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent Holders of such Note and any Coupon appertaining thereto.

     (e) The holding of Notes shall be proved by the production of such Notes or by a certificate executed by any trust company, bank, banker, clearing system or recognized security dealer satisfactory to the Issuer, wherever situated, if such certificate shall be deemed by the Issuer to be satisfactory. Each such certificate shall be dated and shall state that on the date thereof a Note bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized security dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Notes specified therein. The holding by the person named in any such certificate of any Note specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect of the same Note shall be produced, (ii) the Note specified in such certificate shall be produced by some other person or (iii) the Note specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker, trust company or recognized security dealer satisfactory to the Issuer.

     (f) The Issuer shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of persons entitled to vote a majority in principal amount of the Notes represented at the meeting. At any meeting each Noteholder or proxy shall be entitled to one vote for each $10,000 principal amount of the Notes as to which he is a Noteholder or proxy; PROVIDED, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a Noteholder or proxy. Any meeting of the Noteholders duly called at which a quorum is present may be adjourned from time to time by vote of the Noteholders of a majority in aggregate principal amount of the Notes represented and voting at such meeting, and the meeting may be held as so adjourned without further notice.

     (g) The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the Noteholders or proxies and on which shall be inscribed an identifying number or numbers or to which shall be attached a list of identifying numbers of the Notes entitled to be voted by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and an affidavit by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Fiscal Agent to be preserved by the Fiscal Agent, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     (h) Notwithstanding the above, no modification or amendment to this Agreement or the Terms may, without the written consent of the Holders of at least 75% in aggregate principal amount of the outstanding Notes, (i) change the stated maturity of the principal of or interest on any such Note; (ii) reduce the principal amount of or interest on any such Note; (iii) change the coin or currency of payment of principal of, or interest on, any such Note or any other amounts payable on any such Note; (iv) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Note; (v) reduce the above-stated percentage of the principal amount of the Notes, the consent of whose Holders is necessary to modify or amend this Agreement or the Terms or reduce the percentage of Notes required for the taking of action or the quorum required at any such meeting of Holders of Notes; or (vi) modify the foregoing requirements to reduce the percentage of outstanding Notes necessary to waive any future compliance or past default.

      (i) Prior to the Termination Date, this Agreement and the Terms may not be amended without the prior written consent of the Guarantor, other than for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or therein. Any such amendment approved without the Guarantor's consent shall have no force or effect. In the case of amendments to this Agreement, the Guarantor may not unreasonably withhold its prior written consent.

     15. The Issuer will pay all stamp or other documentary taxes or duties, if any, which may be imposed on issuers of securities with respect to the execution or delivery of this Agreement or the issuance of the Notes or Coupons, except as otherwise provided herein or in the Notes. Purchasers of the Notes will be required to pay all stamp or other documentary taxes or duties, if any, in accordance with the laws and practices of the country of purchase.

     16. All notices hereunder to the parties hereto shall be deemed to have been given when sent by certified or registered mail, postage prepaid, addressed to any party hereto as follows:

                                   ADDRESS

           Issuer..........        International Multifoods Corporation
                                   110 Cheshire Lane, Suite 300
                                   Minnetonka, Minnesota 55305

                                   Telephone: 952-594-3300
                                   Fax: 952-594-3362
                                   Attention: Vice President and Treasurer

                                   with a copy to:

                                   International Multifoods Corporation
                                   110 Cheshire Lane, Suite 300
                                   Minnetonka, Minnesota 55305

                                   Telephone: 952-594-3300
                                   Fax: 952-594-3367
                                   Attention: General Counsel

           Guarantor.......        Diageo plc
                                   8 Henrietta Place
                                   London W1G 0NB

                                   Telephone: +44 20 7927 5200
                                   Fax: +44 20 7927 4602
                                   Attention: The Treasury Department

           Fiscal Agent....        JPMorgan Chase Bank
                                   Trinity Tower
                                   9 Thomas More Street
                                   London E1W 1YT

                                   Telephone: 44 (0) 1202 34 7430
                                   Fax: 44 (0) 1202 34 7601
                                   Attention: Manager, Institutional Trust Services

           Paying Agent . .        J.P. Morgan Bank Luxembourg S.A.
                                   5 Rue Plaetis
                                   L-2338 Luxembourg

                                   Telephone: 00 352 4626 85236
                                   Fax: 00 352 4626 85380
                                   Attention: Manager, Institutional Trust Services

      or at any other address of which any of the foregoing shall have notified the others in writing. Any notice to Noteholders by publication in a daily newspaper shall be deemed to have been given on the date of such publication, or if published more than once, on the date of the first such publication.

     17. THIS AGREEMENT, THE NOTES AND THE COUPONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     18. Each of the Issuer and the Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any court of the State of New York or court of the United States sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. Each of the Issuer and the Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. As long as any of the Notes or any of the Coupons remain outstanding, the Issuer will at all times have an authorized agent in The City of New York, upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement or any Note or any of the Coupons appertaining thereto. Service of process upon such agent and written notice of such service mailed or delivered to the Issuer shall to the extent permitted by law be deemed in every respect effective service of process upon the Issuer in any such suit, action or proceeding. The Issuer has appointed CT Corporation System as its agent for such purpose, and covenants and agrees that (i) service of process in any such suit, action or proceeding may be made upon it at the specified office of such agent (or such other address or at the office of any other authorized agent which the Issuer may designate by written notice to the Fiscal Agent) and (ii) prior to any termination of such agency for any reason, it will appoint a successor thereto as agent hereunder. The Guarantor hereby agrees that service of process in any suit, action or proceeding arising out of or relating to this Agreement or any Note or any Coupon appertaining thereto may be effected by mailing a copy thereof by registered or certified or any substantial similar form of mail postage prepaid, to the Guarantor at its registered office at 8 Henrietta Place, London, W1G 0NB, United Kingdom.

     19. This Agreement may be signed, manually, or by reproduction or facsimile of such manual signature, in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts shall together constitute but one and the same instrument.

     20. This Agreement shall become effective upon the issuance of the Temporary Global Note on the Closing Date and until that date this Agreement shall have no force or effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of this, the 17th day of December, 2001.


      INTERNATIONAL MULTIFOODS CORPORATION

      By:   /s/ GREGORY J. KEUP
         ----------------------------------------
         Name:   GREGORY J. KEUP
         Title:  VICE PRESIDENT AND TREASURER


      DIAGEO PLC

      By:   /s/ ROBERT J. MOORE
         ----------------------------------------
         Name:   ROBERT J. MOORE
         Title:  AUTHORISED SIGNATORY


      JPMorgan Chase Bank
        as Fiscal Agent

      By:   /s/ JENNY PENNELL
         ----------------------------------------
         Name:   JENNY PENNELL
         Title:  AUTHORISED SIGNATORY


      J. P. MORGAN BANK LUXEMBOURG S.A.,
        as Paying Agent

      By:   /s/ JENNY PENNELL
         ----------------------------------------
         Name:   JENNY PENNELL
         Title:  AUTHORISED SIGNATORY

Denomination: [$10,000/$100,000]
Common Code: 014050116
ISIN: XS0140501163
                                                                     EXHIBIT A-1

                 [FORM OF FACE OF DEFINITIVE NOTE]

      THIS NOTE, INCLUDING THE GUARANTEE ENDORSED HEREON, HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS POSSESSIONS, ITS TERRITORIES OR OTHER AREAS SUBJECT TO ITS JURISDICTION (THE "UNITED STATES") OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY CITIZEN OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF OR THEREIN, AN ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR A TRUST IF BOTH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS OR A TRUST THAT HAS MADE A VALID ELECTION TO BE TREATED AS A DOMESTIC TRUST FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ("UNITED STATES PERSONS"); PROVIDED, HOWEVER, THAT THE TERM "UNITED STATES PERSON" SHALL NOT INCLUDE A BRANCH OR AGENCY OF A UNITED STATES BANK OR INSURANCE COMPANY THAT IS OPERATING OUTSIDE THE UNITED STATES FOR VALID BUSINESS REASONS AS A LOCALLY REGULATED BRANCH OR INSURANCE BUSINESS AND NOT SOLELY FOR THE PURPOSE OF INVESTING IN SECURITIES NOT REGISTERED UNDER THE SECURITIES ACT.

      ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

                               [$10,000/$100,000]


                                     A-1-1

                      INTERNATIONAL MULTIFOODS CORPORATION
                            (A DELAWARE CORPORATION)

                        6.602% Guaranteed Notes due 2009

                  guaranteed, subject to early termination, by

                                   DIAGEO PLC


      INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation (the "Issuer"), for value received, hereby promises to pay to the bearer on November 13, 2009, upon surrender hereof, the principal amount of

                [TEN THOUSAND/ONE HUNDRED THOUSAND] U.S. DOLLARS
                               [$10,000/$100,000]

and to pay interest at the rate of 6.602% per annum in arrear from the date of issuance or the later date to which interest has been paid or provided for on said principal amount annually on each November 13, beginning November 13, 2002, until payment of said principal amount has been made or duly provided for, but only, in the case of interest due on or before maturity, upon presentation and surrender of interest coupons attached hereto (the "Coupons") as they shall severally mature. Such payments shall be made in U.S. dollars, or such other coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

        Reference is made to the further provisions set forth under Terms and Conditions of the Note endorsed on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      Holders of this Note and holders of the Coupons appertaining hereto are deemed to have notice of all of the provisions of the Fiscal Agency Agreement applicable to them. Copies of the Fiscal Agency Agreement are available for inspection at the specified offices of the Fiscal Agent.

      Title to this Note and to the Coupons appertaining hereto shall pass by delivery. The Issuer may treat the bearer hereof as the absolute owner of this Note for all purposes (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon or notice or any previous loss of theft or trust or other interest herein).


                                     A-1-2

      Neither this Note nor any Coupon nor the Guarantee endorsed hereon shall be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Fiscal Agent.


                                     A-1-3

      IN WITNESS WHEREOF, International Multifoods Corporation has caused this Note to be duly executed.

      Dated:

      INTERNATIONAL MULTIFOODS CORPORATION

      By:   _________________________________
      Name:
      Title:


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Notes described in the within-mentioned Fiscal Agency
                              Agreement.

                              JPMorgan Chase Bank
                              as Fiscal Agent without recourse, warranty or liability

                              By: _________________________
                              Name:
                              Authorized Officer


                              [TERMS AND CONDITIONS]

                                   [GUARANTEE]


                                     A-1-4

                                                                     EXHIBIT A-2

                      [FORM OF REVERSE OF DEFINITIVE NOTE]
                        TERMS AND CONDITIONS OF THE NOTES

The 6.602% Guaranteed Notes due 2009 (the "NOTES") are to be issued pursuant to a Fiscal Agency Agreement (the "FISCAL AGENCY AGREEMENT") dated as of 17 December 2001 among International Multifoods Corporation (the "ISSUER"), Diageo plc (the "GUARANTOR") and JPMorgan Chase Bank, as fiscal agent, principal paying and authentication agent (the "FISCAL AGENT", which term shall include its successors and assigns as Fiscal Agent) and the other paying agent named therein. The holders of the Notes (the "NOTEHOLDERS") and the holders of the coupons appertaining thereto (the "COUPONS") whether or not attached thereto, will be entitled to the benefit of and be bound by, and be deemed to have notice of, all the provisions of the Fiscal Agency Agreement. Copies of the Fiscal Agency Agreement are available for inspection at the offices of the Fiscal Agent and of each of the paying agents (the "PAYING AGENTS") referred to in Condition 4 below.

1.1.  STATUS

The Notes and the Coupons are direct, unconditional, unsecured and unsubordinated obligations of the Issuer and rank PARI PASSU among themselves and with all other present and future unsecured and unsubordinated obligations of the Issuer.

2.2.  INTEREST

The Notes bear interest from 17 December 2001 at the rate of 6.602% per annum payable annually in arrear on each 13 November, commencing on 13 November 2002, until and including 13 November 2009, upon surrender of the relevant Coupon subject to and in accordance with Condition 4 below.

The Notes will cease to bear interest on the date on which they are due to be redeemed or repaid unless (i) payment of principal is improperly withheld or refused upon presentation thereof or (ii) such redemption is pursuant to the provisions under Condition 10 below. In either such event, the affected Notes will continue to bear interest (both before and after judgment) until such Notes shall be paid in full or until the seventh day after the date on which notice is given to the affected Noteholders to the effect that the funds for the payment of principal in respect of all outstanding Notes have been received by the Fiscal Agent and are available for collection; PROVIDED that sufficient funds have actually been received and are available for such purpose, whichever is earlier.

Whenever it is necessary to compute any amount of interest in respect of the Notes for a period of less than a full year, such interest shall be calculated on a "30/360" basis. Accordingly, in such circumstances interest will be calculated based on the number of days in the relevant period from and including the most recent interest payment date (or, if no interest payment date has occurred, 17 December 2001) to but excluding the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360.

3.3.  FORM AND DENOMINATIONS

The Notes initially will be represented by a temporary global note, without interest coupons (the "TEMPORARY GLOBAL NOTE"), which is exchangeable not earlier than 40 days after the issue date of the Temporary Global Note in whole or in part (free of charge to the holder) for interests in a


                                     A-2-1
permanent global note (the "PERMANENT GLOBAL NOTE" and, together with the Temporary Global Note, the "GLOBAL NOTES") upon certification as to non-U.S. beneficial ownership by Euroclear Bank S.A./N.V., as operator of the Euroclear System ("EUROCLEAR") or Clearstream Banking, societe anonyme ("CLEARSTREAM") substantially in the form set out as EXHIBIT F to the Fiscal Agency Agreement, with respect to the Temporary Global Note or portions thereof being exchanged, to the effect that it had received in writing or by facsimile a certification or certifications in substantially the form set forth in EXHIBIT E to the Fiscal Agency Agreement signed by the person appearing in its records as the owner of the Temporary Global Note or portions thereof being exchanged. The Permanent Global Note will be exchangeable in whole but not in part (free of charge to the holder) for definitive notes in bearer form (the "DEFINITIVE NOTES") (1) at any time upon request of any Noteholder thereof (including any Accountholder (as defined below)) upon 60 days' prior written notice to the Fiscal Agent specifying a Definitive Exchange Date (as defined below), (2) if the Issuer or the Guarantor would suffer a material disadvantage as a result of a change in laws or regulations (taxation or otherwise) or as a result of a change in the practice of Euroclear or Clearstream that would not be suffered were the Notes in definitive form and a certificate to such effect signed by two duly authorised officers of the Issuer is given to the Fiscal Agent or (3) if Euroclear or Clearstream is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business. Thereupon (in the case of (2) or (3) above) the Issuer may give notice to the Fiscal Agent and the Noteholders of its intention to exchange the Permanent Global Note for Definitive Notes on the Definitive Exchange Date (as defined below).

Upon exchange in full of the Permanent Global Note for Definitive Notes, the Permanent Global Note shall become void; PROVIDED, HOWEVER, that if the Issuer does not perform or comply with any one or more of its obligations under any Definitive Notes, then any right or remedy relating in any way to the obligation(s) in question may be exercised or pursued on the basis of the Permanent Global Note despite its stated cancellation after its exchange in full, as an alternative, or in addition, to the Definitive Notes (or the Coupons appertaining to them as appropriate).

On the Definitive Exchange Date, the Permanent Global Note shall be surrendered to or to the order of the Fiscal Agent. In exchange for the Permanent Global Note, the Issuer will deliver to the relevant holders, or procure the delivery of, an equal aggregate principal amount of Definitive Notes (having attached to them all Coupons in respect of interest that has not already been paid on the Permanent Global Note), printed in accordance with any applicable legal and stock exchange requirements and in or substantially in the form set out in the Fiscal Agency Agreement. On exchange of the Permanent Global Note, the Fiscal Agent will ensure that it is cancelled and, if the Issuer so requests, returned to the Issuer. From and after such time as Definitive Notes are issued in exchange for the Permanent Global Note, any remaining interest in the Temporary Global Note will be exchangeable only for Definitive Notes. No Definitive Notes delivered in exchange for the Permanent Global Note or Temporary Global Note will be mailed or otherwise delivered to any location in the United States in connection with such exchange.

The Global Notes will be in bearer form and interests therein will be in denominations of $10,000 and $100,000 or integral multiples thereof. Title to the Global Notes (including interests therein) that are deposited with a common depositary for Euroclear or Clearstream will pass in accordance with the rules and procedures of Euroclear and Clearstream, respectively. The Definitive Notes will be serially numbered and in bearer form in denominations of $10,000 and $100,000 each with Coupons attached, and title thereto will pass by delivery. Notes of one denomination may not be exchanged for notes of any other denomination.

In the case of a Global Note, the terms "HOLDER" and "NOTEHOLDER" include each person that appears in the records of Euroclear or Clearstream, as the case may be, as entitled to a particular


                                     A-2-2
principal amount of Notes by reason of an interest in such Global Note, and with respect to a Definitive Note, such terms mean the bearer thereof; PROVIDED, HOWEVER, that the right to the payment of principal, additional amounts pursuant to Condition 7 hereof, if any, interest, if any, and any amount payable upon redemption with respect to a Global Note shall be vested solely in the bearer thereof.

"ACCOUNTHOLDER" means a person who is for the time being shown in the records of Euroclear or Clearstream as the holder of a particular principal amount of the Notes, in which regard any certificate or other document issued by Euroclear or Clearstream as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes.

"DEFINITIVE EXCHANGE DATE" means a day specified in the notice requiring exchange falling not less than 60 days after that date on which such notice is given and on which date banks are open for business in the city in which the specified office of the Fiscal Agent is located and in the city in which the relevant clearing system is located.

4.4.  PAYMENTS AND PAYING AGENTS

(1) Payments in respect of Notes and Coupons will be made against presentation and surrender of Notes or, as the case may be, Coupons only at the specified offices of the Paying Agents or at the offices of such other paying agents outside the United States as the Issuer may appoint from time to time. Such payments will be made in U.S. dollars, at the direction of the holder of any Note or Coupon, and subject to applicable laws and regulations, by a U.S. dollar check drawn on or by credit or transfer to a U.S. dollar denominated account (or any other account to which U.S. dollars may be credited or transferred) maintained by the holder with a bank located outside the United States and its territories and possessions. No payment on the Notes will be made by mail to an address in the United States or its possessions or by transfer to an account maintained by the holder in the United States or its possessions.

The Issuer, with the approval of the Fiscal Agent, may at any time vary or terminate the appointment of any Paying Agent or appoint additional or other paying agents outside the United States or approve any change in the office through which any Paying Agent acts, PROVIDED that, (a) so long as any Note remains outstanding and the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, a paying agent will be maintained in Luxembourg and (b) if the conclusions of the ECOFIN Council meeting of 26th-27th November 2000 are implemented, so far as is reasonably possible, a paying agent will be maintained in a member state of the European Union (the "EU") that will not be obliged to withhold or deduct tax pursuant to any EU directive on the taxation of savings implementing such conclusions, in each case for payments on Notes and Coupons. Any variation, termination, appointment or removal shall take effect (other than in the case of insolvency, when it shall be of immediate effect) after not more than 45 nor less than 30 days' prior notice thereof shall have been given to the Noteholders as described in Condition 15 below.

The initial paying agents and their initial specified offices are as follows:

PRINCIPAL PAYING AGENT
JPMorgan Chase Bank
Trinity Tower
9 Thomas More Street
London E1W 1YT


                                     A-2-3

LUXEMBOURG PAYING AGENT
J.P. Morgan Bank Luxembourg S.A.
5 Rue Plaetis
L-2338 Luxembourg

Notice of any change in the Paying Agents or their specified offices will promptly be given to the Noteholders in accordance with Condition 15. In acting as agents in connection with the Notes, the Fiscal Agent and the Paying Agents act solely as agents of the Issuer and do not assume any obligations towards or relationship of agency or trust for or with the Noteholders.

(2) In the case of the redemption of any Note prior to maturity, such Note shall be presented for payment together with all unmatured Coupons. Failing presentation of all unmatured Coupons, the payment of principal will be made only upon the Noteholder giving such indemnity in respect of the missing unmatured Coupons as the Issuer may require. In the case of any such redemption, the unmatured Coupons (if any) appertaining thereto shall become void and no payment shall be due in respect thereof.

If the due date for payment of any amount of principal of or interest on any Notes is not a Business Day (as defined below) in the relevant place of presentation, then the holder thereof shall not be entitled to payment of the amount due until the next succeeding Business Day in such place and shall not be entitled to any further interest or other payment in respect of such delay.

The term "BUSINESS DAY" means, in connection with the payment of principal of and interest on the Notes or Coupons, as the case may be, any day other than a Saturday or Sunday on which banks in The City of New York and any place of presentation are open for presentation and payment of bearer debt securities and for dealing in foreign currencies.

Any monies paid by the Issuer or the Guarantor to the Fiscal Agent for the payment of principal or interest which remain unclaimed for two years after such monies have become due and payable will be repaid to the Issuer or the Guarantor, as the case may be, upon its written request and the holder may thereafter look only to the Issuer or the Guarantor, as the case may be, for payment thereof.

5.    GUARANTEE

Pursuant to the Guarantee set forth in the Fiscal Agency Agreement and endorsed on every Note (the "GUARANTEE"), the Guarantor guarantees the due and punctual payment of principal of and interest on the Notes and any additional amounts described in "Payment of Additional Amounts" below as and when the same shall become due and payable, whether upon stated maturity, acceleration for default, call for redemption or otherwise.

The Guarantee is a direct, unsecured and unsubordinated obligation of the Guarantor and shall rank PARI PASSU with all other present and future unsecured and unsubordinated obligations of the Guarantor.

The Guarantee shall remain in full force and effect until the Termination Date. The "TERMINATION DATE" shall be the earlier of (a) the maturity of the Notes or such later date on which the principal, interest accrued on the Notes and any additional amounts in respect thereof have been fully paid or
(b) the date on which the Guarantor provides a certificate to the Fiscal Agent confirming (i) that the Issuer's senior unsecured issuer credit rating from Moody's Investor Service, Inc. ("MOODY'S") is the same or higher than the Guarantor's senior unsecured issuer credit rating from Moody's and (ii) that the rating from Standard & Poor's Rating Services, a division of McGraw-Hill Companies,


                                     A-2-4

Inc., ("S&P") for any non-credit enhanced senior unsecured long-term debt of the Issuer is the same or higher than the rating from S&P for any non-credit enhanced senior unsecured long-term debt of the Guarantor or, if no such rating has been given for the Issuer, the Issuer's Adjusted Credit Rating (as defined below) is the same or higher than the Guarantor's corporate credit rating from S&P. The Issuer's "ADJUSTED CREDIT RATING", as used herein, shall mean (x) the Issuer's corporate credit rating from S&P, as adjusted down by two rating designations if such corporate credit rating is below BBB-, or the Issuer's corporate credit rating from S&P, as adjusted down by one rating designation if such corporate credit rating is equal to or higher than BBB-, for so long as the outstanding secured debt of the Issuer and its consolidated subsidiaries plus any secured debt available to the Issuer and its consolidated subsidiaries under any credit facility is equal to 20% or more of the total assets of the Issuer and its consolidated subsidiaries, or
(y) the Issuer's corporate credit rating from S&P, at all other times.

The Guarantor including its successors may not (i) assign any or all of its rights or obligations under the Guarantee prior to the Termination Date, or, in the event that the Guarantee is reinstated thereafter pursuant to its terms, prior to the payment in full of all amounts payable by the Guarantor upon such reinstatement, or (ii) make any modification to the terms of the Guarantee (other than for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provisions contained therein or in any other manner that the Guarantor may deem necessary or desirable and which will not be inconsistent with the Notes or Coupons and which will not adversely affect the interests of the holders of the Notes and Coupons), without the written consent of the holders of at least 75% in aggregate principal amount of the Notes at the time outstanding.

6.6.  REDEMPTION

(1)   Maturity

Unless previously redeemed, the Issuer will repay the Notes at 100% of their principal amount on 13 November 2009.

(2)   Redemption for Tax Reasons

If in the written opinion of independent counsel chosen by the Issuer and reasonably acceptable to the Fiscal Agent, the Issuer has or will become (or if the Guarantor is required to make payment under the Guarantee and in making payment, in the written opinion of independent counsel chosen by the Guarantor and reasonably acceptable to the Fiscal Agent, the Guarantor has or will become) obligated to pay additional amounts on the Notes as described in Condition 7 below, as a result of any of the following events which have actually occurred on or after 13 December 2001 (or, in the case of a Successor Corporation (as defined below) that is incorporated in a jurisdiction other than the United States (a "SUCCESSOR JURISDICTION"), the date such corporation became a Successor Corporation (the "SUCCESSOR CORPORATION DATE") and in the case of a successor or assign of the Guarantor incorporated in a jurisdiction other than in the United Kingdom (a "SUCCESSOR GUARANTOR JURISDICTION"), the date on which such person became a successor or assign of the Guarantor (the "SUCCESSOR GUARANTOR DATE")), (a) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, (b) any action taken by a taxing authority of the Relevant Jurisdiction or any political subdivision thereof or therein affecting taxation, which action is generally applied or is taken with respect to the Issuer and/or the Guarantor, (c) a decision rendered by a court of competent jurisdiction in the Relevant Jurisdiction or any political subdivision thereof or therein, whether or not such decision was rendered with


                                     A-2-5
respect to the Issuer and/or the Guarantor, (d) a private letter ruling, technical advice memorandum, or other official pronouncement issued by the national office of the revenue service of the Relevant Jurisdiction on substantially the same facts as those affecting the Issuer and/or the Guarantor or (e) any change, amendment, application, interpretation or execution of the laws of the Relevant Jurisdiction (or any regulations or rulings promulgated thereunder) shall have become effective on or after 13 December 2001, the Successor Corporation Date or the Successor Guarantor Date, as the case may be, and the Issuer and/or Guarantor determines that such obligation cannot be avoided by the use of reasonable measures then available to the Issuer and/or the Guarantor, then the Issuer may, at its option, upon not less than 30 nor more than 60 days' prior notice to the holders for the time being of the Notes, redeem the Notes in whole, but not in part, at a redemption price equal to 100% of the principal amount thereof plus accrued interest, if any, to the date fixed for redemption; PROVIDED that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer, or as the case may be, the Guarantor, would be obligated to pay such additional amounts were a payment in respect to the Notes due on such date and, at the time such notification of redemption is given, such obligation to pay such additional amounts remains in effect. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Fiscal Agent (1) a certificate stating that the Issuer is entitled to effect such redemption and that the conditions precedent to the right of the Issuer to so redeem have occurred and (2) an opinion of independent counsel chosen by the Issuer and reasonably acceptable to the Fiscal Agent to the effect that the Issuer, or as the case may be, the Guarantor, has or will become obligated to pay additional amounts on the Notes.

"RELEVANT JURISDICTION" means the United Kingdom, the United States of America, a Successor Jurisdiction or a Successor Guarantor Jurisdiction.

(3)   Cancellations

All Notes so redeemed and any unmatured Coupons attached to or surrendered with them will be cancelled and may not be re-issued or resold.

7.7.  PAYMENT OF ADDITIONAL AMOUNTS

The Issuer will (or, with respect to the Guarantee, the Guarantor will), subject to the exceptions and limitations set forth below, pay to the holder of any Note or any Coupon such additional amounts as may be necessary so that every net payment on such Note or Coupon, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), the United Kingdom (or any political subdivision or taxing authority thereof or therein), a Successor Jurisdiction or a Successor Guarantor Jurisdiction, will not be less than the amount provided for in such Note or such Coupon to be then due and payable. However, neither the Issuer nor the Guarantor shall be required to make any payment of additional amounts for or on account of:

(a) any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, or beneficiary of, or a person holding a power over, such holder, if such holder is an estate or trust, or a member or shareholder of such holder, if such holder is a partnership or corporation) and the United States or the United Kingdom, as the case may be, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein, or (ii) the presentation by the holder of a Note or Coupon for payment more


                                     A-2-6
than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later;

(b) any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

(c) any holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another paying agent in a member state of the EU;

(d) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge;

(e) any tax, assessment or other governmental charge that would not have been imposed but for such holder's past or present status as a personal holding company, foreign personal holding company, controlled foreign corporation, passive foreign investment company (or qualified electing fund), foreign investment company or foreign private foundation or other tax exempt organisation with respect to the United States or as a corporation that accumulates earnings to avoid United States Federal income tax;

(f) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on a Note or Coupon;

(g) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with a request of the Issuer, or other person making such payment, made upon reasonable notice prior to such payment, addressed to the holder or beneficial owner to provide any applicable certification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the United States, the United Kingdom, a Successor Jurisdiction or a Successor Guarantor Jurisdiction, of the holder or beneficial owner of a Note or Coupon if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States, the United Kingdom, a Successor Jurisdiction or a Successor Guarantor Jurisdiction as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

(h) any combination of items (a), (b), (c), (d), (e), (f) and (g);

nor shall such additional amounts be paid with respect to any payment on a Note or Coupon to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Note or Coupon.

Any reference in these Terms and Conditions to principal or interest or both in respect of the Notes shall be deemed to include reference to any additional amounts payable under this Condition 7.

8.    GUARANTOR NEGATIVE PLEDGE

Prior to the Termination Date, the Guarantor will not and the Guarantor will procure that no Restricted Subsidiary (as defined below) will, create or permit to subsist any Encumbrance (as defined below) on the whole or any part of any Principal Property (as defined below) or upon any shares or stock of any Restricted Subsidiary to secure any present or future indebtedness for


                                     A-2-7
borrowed money without making, or causing such Restricted Subsidiary to make, effective provision whereby the Notes (together with, if the Guarantor shall so determine, any other indebtedness of the Guarantor or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Notes) shall be secured equally and rateably with (or, at the option of the Guarantor or such Restricted Subsidiary, prior to) such indebtedness for borrowed money, so long as such indebtedness for borrowed money will be so secured. However, such limitation will not apply to:

(a) any Encumbrance subsisting on or prior to the date of the Fiscal Agency Agreement;

(b) any Encumbrance arising by operation of law and not securing amounts more than 90 days overdue or otherwise being contested in good faith;

(c) judgment Encumbrances not giving rise to an Event of Default (as defined in Condition 10);

(d) any Encumbrance subsisting over a Principal Property, shares or stock of any Restricted Subsidiary (which becomes a Restricted Subsidiary after the date of the Fiscal Agency Agreement) prior to the date of such Restricted Subsidiary becoming a Restricted Subsidiary; PROVIDED that such Encumbrance was not created in contemplation of such Restricted Subsidiary becoming a Restricted Subsidiary;

(e) any Encumbrance over any Principal Property (or documents of title thereto), shares or stock of any Restricted Subsidiary acquired by the Guarantor or any Restricted Subsidiary as security for, or for indebtedness incurred, to finance all or part of the price of its acquisition, development, redevelopment, modification or improvement;

(f) any Encumbrance over any Principal Property (or documents of title thereto), shares or stock of any Restricted Subsidiary that is acquired by the Guarantor or any Restricted Subsidiary subject to such Encumbrance;

(g) any Encumbrance to secure indebtedness for borrowed money incurred in connection with a specifically identifiable project where the Encumbrance relates to a Principal Property involved in such project and acquired by the Guarantor or any Restricted Subsidiary after such date of the Fiscal Agency Agreement and the recourse of the creditors in respect of such indebtedness is limited to such project and Principal Property;

(h) any Encumbrance arising solely by operation of law over any credit balance or cash held in any account with a financial institution;

(i) rights of financial institutions to offset credit balances in connection with the operation of cash management programmes established for the benefit of the Guarantor and/or any Restricted Subsidiary;

(j) any Encumbrance securing indebtedness of the Guarantor of any Restricted Subsidiary for borrowed money incurred in connection with the financing of accounts receivable;

(k) any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to:

    (i) any mechanics', materialmen's, carriers', workmen's, vendor's or other like Encumbrances;


                                     A-2-8

    (ii) any Encumbrances securing amounts in connection with workers' compensation, unemployment insurance and other types of social security; and

    (iii) any easements, rights-of-way, restrictions and other similar charges;

(l) any Encumbrance upon specific items of inventory or other goods and proceeds of the Guarantor or any Restricted Subsidiary securing the Guarantor's or any such Restricted Subsidiary's obligations in respect of bankers' acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m) any Encumbrance incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

(n) any Encumbrance on any Principal Property of the Guarantor or any Restricted Subsidiary in favour of the Federal Government of the United States or the government of any State thereof, or the government of the Untied Kingdom, or the European Communities, or any instrumentality of any of them, securing the obligations of the Guarantor or any Restricted Subsidiary pursuant to any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes;

(o) any Encumbrance securing taxes or assessments or other applicable governmental charges or levies;

(p) any Encumbrance securing industrial revenue, development or similar bonds issued by or for the benefit of the Guarantor or any of its Restricted Subsidiaries; PROVIDED that such industrial revenue, development or similar bonds are non-recourse to the Guarantor or such Restricted Subsidiary;

(q) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Encumbrance referred to in paragraphs (a) to (p), inclusive, for amounts not exceeding the principal amount of the borrowed money secured by the Encumbrance so extended, renewed or replaced; PROVIDED that such extension, renewal or replacement Encumbrance is limited to all or part of the same Principal Property, shares or stock of the Restricted Subsidiary that secured the Encumbrance extended, renewed or replaced (plus improvements on such Principal Property); and

(r) Encumbrances in favour of the Guarantor or any Subsidiary of the Guarantor.

Notwithstanding the foregoing, the Guarantor or any Restricted Subsidiary may create or permit to subsist Encumbrances over any Principal Property, shares or stock of any of the Restricted Subsidiaries so long as the aggregate amount of indebtedness for borrowed money secured by all such Encumbrances (excluding therefrom the amount of the indebtedness secured by Encumbrances set forth in paragraphs (a) to (r), inclusive, above) does not exceed 15% of the consolidated shareholders' equity of the Guarantor.

Prior to the Termination Date, the Guarantor will not, and the Guarantor will procure that no Restricted Subsidiary will, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Guarantor or any Subsidiary), or to which any such lender or investor is a party, providing for the leasing by the Guarantor or a Restricted Subsidiary for a period, including renewals, in excess of three years of any Principal Property that has been owned by the Guarantor or a Restricted Subsidiary for more than six months and that has been or is to be


                                     A-2-9
sold or transferred by the Guarantor or any Restricted Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a "SALE AND LEASEBACK TRANSACTION") unless either:

(a) the Guarantor or such Restricted Subsidiary could create indebtedness secured by an Encumbrance (pursuant to the provisions governing limitations on the creation of Encumbrances set out above) on the Principal Property to be leased back in an amount equal to the indebtedness attributable to such sale and leaseback transaction without equally and rateably securing the Notes; or

(b) the Guarantor, within one year after the sale or transfer will have been made by the Guarantor or a Restricted Subsidiary, applies an amount equal to the greater of (i) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement or (ii) the fair market value of the Principal Property so sold and leased back at the time of entering into such arrangement (as determined by any two directors of the Guarantor) to the retirement of indebtedness for money borrowed, incurred or assumed by the Guarantor or any Restricted Subsidiary which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of incurring, assuming or guaranteeing such indebtedness or to investment in any Principal Property.

For the purposes of this Condition 8, the following terms have the following meanings:


"ENCUMBRANCE"                 means any mortgage, pledge, security
                              interest or lien;

"PRINCIPAL PROPERTY"          means any building, structure or other
                              facility together with the land upon
                              which it is erected and fixtures
                              comprising a part thereof, located in
                              the United States or the United
                              Kingdom, owned or leased by the
                              Guarantor or any Restricted
                              Subsidiary, the gross book value
                              (without deduction of any depreciation
                              reserves) of which on the date as of
                              which the determination is being made
                              exceeds 2% of the consolidated
                              shareholders' equity of the Guarantor,
                              other than (i) any such building,
                              structure or other facility or portion
                              thereof which, in the opinion of the
                              Board of Directors of the Guarantor,
                              is not of material importance to the
                              total business conducted by the
                              Guarantor and its Subsidiaries as an
                              entirety or (ii) any portion of any
                              such property which, in the opinion of
                              the Board of Directors of the
                              Guarantor, is not of material
                              importance to the use or operation of
                              such property;

"RESTRICTED SUBSIDIARY"       means any Subsidiary (i) substantially
                              all of the physical properties of
                              which are located, or substantially
                              all of the operations of which are
                              conducted, within the United States or
                              the United Kingdom and (ii) which owns
                              a Principal Property; PROVIDED,
                              HOWEVER, that the term "Restricted
                              Subsidiary" does not include any
                              Subsidiary which is principally
                              engaged in leasing or in financing


                                     A-2-10


                              instalment receivables or which is
                              principally engaged in financing the
                              operations of the Guarantor and its
                              consolidated Subsidiaries; and

"SUBSIDIARY"                  means a company in respect of which
                              more than 50% of the outstanding
                              voting stock or equity interest having
                              by the terms thereof ordinary voting
                              power to elect a majority of the board
                              of directors of such company
                              (irrespective of whether at the time
                              stock of any other class or classes of
                              such company shall have or might have
                              voting power by reason of the
                              happening of the contingency) is at
                              the time directly or indirectly owned
                              or controlled by the Guarantor or by
                              one or more of its Subsidiaries, or by
                              the Guarantor and one or more
                              Subsidiaries.



9. ISSUER NEGATIVE PLEDGE

After a Termination Date pursuant to clause (b) of the definition thereof, the Issuer will not pledge, mortgage, encumber or otherwise grant a security interest in any properties or assets owned by the Issuer or any significant subsidiary of the Issuer as defined in Rule 1.02(w) of Regulation S-X of the United States Securities Act of 1933 (a "SIGNIFICANT SUBSIDIARY") in connection with a public offering of securities consisting of or evidenced by bonds, notes, debentures or other debt securities that are listed, quoted or traded on any stock exchange or over-the-counter or other public securities market without securing the Notes equally and ratably with all other obligations and indebtedness secured by such security interest; PROVIDED, however, that compliance with this covenant shall be determined without regard to any extension, renewal or refunding (or successive extensions, renewals or refundings), in whole or in part (but without increase in amount), of the $450 million senior secured credit agreement dated 28 September 2001 among the Issuer, its subsidiary Robin Hood Multifoods Inc. and a syndicate of banks, financial institutions and other entities.

10.   EVENTS OF DEFAULT

The following events each constitute an event of default (an "EVENT OF DEFAULT") in relation to the Notes:

(a) failure to pay any interest or additional amounts in respect of interest on any Notes when due, and such failure continues for 30 days;

(b) failure to pay principal or additional amounts in respect of payment of principal of any Notes when due (and, in the case of technical or administrative difficulties only, such failure continues for five days);

(c) failure by the Issuer or the Guarantor to perform any other covenant of the Issuer or the Guarantor, as the case may be, under the Notes, the Guarantee or the Fiscal Agency Agreement, and such failure continues for 90 calendar days after written notice to the Issuer and the Guarantor or a Paying Agent (which Paying Agent shall deliver such notice to the Issuer and the Guarantor) by the holders of at least 10% in aggregate principal amount of the outstanding Notes specifying such default or breach and requiring it to be remedied;


                                     A-2-11

(d) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency, examination, reorganisation or other similar law, or (ii) a decree or order adjudging the Issuer or the Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganisation, examination, arrangement, adjustment or composition of or in respect of the Issuer or the Guarantor under any applicable United States federal or state law in the case of the Issuer or, in the case of the Guarantor, any applicable law of England and Wales, or appointing a custodian, receiver, liquidator, examiner, assignee, trustee, sequestrator or other similar official of the Issuer or the Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

(e) the commencement by the Issuer or the Guarantor of a voluntary case or proceeding under any applicable bankruptcy, insolvency, examination, reorganisation or other similar United States federal or state law in the case of the Issuer or, in the case of the Guarantor, other similar law of England and Wales, or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency, examination, reorganisation or other similar United States federal or state law in the case of the Issuer or, in the case of the Guarantor, other similar law of England and Wales, or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganisation, examination or relief under any applicable United States federal or state law in the case of the Issuer or, in the case of the Guarantor, any applicable law of England and Wales, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, examiner, assignee, trustee, sequestrator or other similar official of the Issuer or the Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer or the Guarantor in furtherance of any such action;

(f) after a Termination Date pursuant to clause (b) of the definition thereof, there is a default under any indebtedness for money borrowed by the Issuer or any Significant Subsidiary, and such default shall have resulted in an outstanding principal amount in excess of $10 million becoming or being declared due and payable prior to the date on which it otherwise would have become due and payable, without such acceleration having been rescinded or annulled, or such indebtedness being discharged; PROVIDED that the amount outstanding at any time of any indebtedness issued with original issue discount is the principal amount of such indebtedness less the remaining unamortised portion of the original issue discount of such indebtedness at such time as determined in conformity with U.S. GAAP; or

(g) the Guarantee is not in full force and effect other than in accordance with its terms.

Notwithstanding the foregoing, no event in relation to the Guarantor shall constitute an Event of Default after the Termination Date.

If an Event of Default with respect to any Notes shall occur and be continuing, the holders of at least 25% in aggregate principal amount of the outstanding Notes may give notice to the Issuer or a Paying Agent (which Paying Agent shall deliver such notice to the Issuer) that the Notes and all interest then accrued on such Notes are to be forthwith due and payable, whereupon each such Note shall become immediately due and payable at its early termination amount (the "EARLY TERMINATION AMOUNT"), which shall be its outstanding principal amount, together with all interest


                                     A-2-12
accrued thereon, without presentment, demand, protest or other notice of any kind, all of which the Issuer will expressly waive, anything contained in such Notes to the contrary notwithstanding, unless prior to the time when the Issuer or such Paying Agent receives such notice all Events of Default in respect of all such Notes shall have been cured.

11. CONSOLIDATION, MERGER OR TRANSFER

Nothing contained in the Fiscal Agency Agreement or in any of the Notes shall prevent any consolidation of the Issuer with, or merger of the Issuer into, any other entity or entities (whether or not affiliated with the Issuer), or successive consolidations or mergers to which the Issuer or its successors and assigns shall be a party or parties, or shall prevent any sale, transfer or conveyance of the property of the Issuer as an entirety or substantially as an entirety to any entity; PROVIDED that, the Issuer hereby covenants and agrees, the entity formed by such consolidation or into which the Issuer is merged or the entity which acquires by sale, transfer or conveyance the property of the Issuer as an entirety or substantially as an entirety (the "SUCCESSOR CORPORATION") shall:

(a) expressly assume, by supplemental agreement satisfactory in form and executed and delivered to the Fiscal Agent, the due and punctual payment of the principal of, interest on, and any additional amounts in respect of all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Fiscal Agency Agreement and of the Notes to be performed or observed by the Issuer;

(b) in the case of a Successor Corporation that is incorporated outside of the United States, expressly indemnify by such supplemental agreement the holders of Notes and Coupons for any tax, assessment or other governmental charge imposed on or as a result of such consolidation, merger, sale, lease or conveyance;

(c) provide to the Fiscal Agent a certificate signed by a duly authorised officer of the Successor Corporation stating that immediately after such consolidation, merger, sale, lease or conveyance, the Successor Corporation shall not be in default under any provision of the Fiscal Agency Agreement or the Notes; and

(d) provide to the Fiscal Agent a written opinion of legal counsel of recognised national standing (or, in the case of a Successor Corporation that is incorporated in the United States, of legal counsel who may be an employee of or counsel to the Successor Corporation) stating that such consolidation, merger, sale, lease or conveyance complies with the provisions of this Condition 11, in that all conditions precedent therein provided for relating to such transaction have been complied with.

12. MODIFICATION OF FISCAL AGENCY AGREEMENT AND NOTES

The Fiscal Agency Agreement or the terms and conditions of the Notes may be amended by the Issuer and the Fiscal Agent, without the consent of the holder of any Note or Coupon, for the purposes of curing any ambiguity, or of curing, correcting or supplementing any defective provisions contained therein or in any other manner which the Issuer and the Fiscal Agent may deem necessary or desirable and which will not be inconsistent with the Notes or any Coupons and which will not adversely affect the interests of the holders of Notes or any Coupons.

Modifications and amendments to the Fiscal Agency Agreement or to the terms and conditions of the Notes also may be made, and future compliance therewith or past default by the Issuer and/or the Guarantor may be waived, either with the written consent of the holders of at least 50% in aggregate principal amount of the Notes at the time outstanding, or with the approval of 50% of the

                                     A-2-13
aggregate principal amount of such Notes as are represented at a meeting of Noteholders duly called as provided below; PROVIDED, HOWEVER, that no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Notes may, without the written consent of the holders of at least 75% in aggregate principal amount of the Notes at the time outstanding
(a) change the stated maturity of the principal of or interest on any such Notes; (b) reduce the principal amount of or interest on any such Notes; (c) change the coin or currency of payment of principal of, or interest on, any such Notes; (d) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Notes; (e) reduce the above-stated percentage of Noteholders necessary to modify or amend the Fiscal Agency Agreement or the terms and conditions of the Notes or reduce the percentage of Notes required for the taking of action or the quorum required at any meeting of Noteholders; or (f) modify the foregoing requirements to reduce the percentage of outstanding Notes necessary to waive any future compliance or past default.

Any modification, amendment or waiver will be conclusive and binding on all Noteholders, whether or not they have given consent or were present at a meeting as described above, and on all future Noteholders, whether or not notification of such modification, amendment or waiver is made on the Notes. Any instrument given by or on behalf of any holder of a Note in connection with any consent to any modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Notes.

In addition, prior to the Termination Date, the Fiscal Agency Agreement and the terms and conditions of the Notes may not be amended without the prior written consent of the Guarantor (other than for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained therein) and any such amendment approved without the Guarantor's consent shall have no force or effect. In the case of amendments to the Fiscal Agency Agreement, the Guarantor may not unreasonably withhold its prior written consent.

The Fiscal Agency Agreement provides that the Fiscal Agent, the Issuer or the holders of Notes representing at least 10% in aggregate principal amount of the Notes then outstanding may call a meeting of Noteholders for any of the purposes and upon the notice specified in the Fiscal Agency Agreement. Two or more persons entitled to vote 50% in aggregate principal amount of the Notes outstanding shall constitute a quorum at a meeting of Noteholders except as hereinafter provided. In the absence of such a quorum, a meeting of Noteholders called by the Issuer shall be adjourned for a period of not less than 10 days, and, in the absence of a quorum at any such meeting reconvened pursuant to an adjournment, the meeting shall be adjourned further for another period of not less than 10 days, at which further meeting reconvened pursuant to an adjournment two or more persons entitled to vote 25% in aggregate principal amount of such Notes at the time outstanding shall constitute a quorum.

13. REPLACEMENT OF NOTES AND COUPONS

Should any Note or Coupon be mutilated or defaced or be apparently destroyed, lost or stolen, it may be replaced at the specified office of any Paying Agent or the Fiscal Agent subject to all applicable laws and stock exchange requirements upon payment by the claimant of the expenses incurred in connection therewith and on such terms and with such indemnity as the Issuer, the Guarantor and the Fiscal Agent may require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

14. CURRENCY OF PAYMENT


                                     A-2-14

To the fullest extent permitted by applicable law, judgments in respect of any amounts due in respect of the Notes or any Coupon shall be given in U.S. dollars. The obligations of the Issuer or the Guarantor, as the case may be, in respect of any amount due under the Notes shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, in any currency other than U.S. dollars, except to the extent that such tender or recovery results in the actual receipt by the holder of a Note or any Coupon of the full amounts in U.S. dollars then due and payable. If the amount in U.S. dollars actually received by the holder of a Note or any Coupon is for any reason less than the amount originally due and payable, the Issuer or the Guarantor, as the case may be, shall, to the fullest extent permitted by law, as a separate and independent obligation, pay such additional amounts in U.S. dollars as may be necessary to compensate for such deficiency.

15. NOTICES

All notices to Noteholders will be given by publication in a leading newspaper having general circulation in London and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that Exchange so require, in a leading newspaper having general circulation in Luxembourg. If by reason of the temporary or permanent suspension of publication of any newspaper, or by reason of any other cause, it shall be impossible to make publication of such notice in a leading newspaper as provided herein, then such publication or other notice in lieu thereof as shall be made by the Fiscal Agent shall constitute sufficient publication of such notice, if such publication or other notice shall, so far as may be possible, approximate the terms and conditions of the publication in lieu of which it is given. Any such notice shall be deemed to have been given on the date of publication or, if published more than once, or on different dates, on the date of the first such publication.

16. GOVERNING LAW

The Fiscal Agency Agreement, the Notes, the Coupons and the Guarantee are governed by and shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

Each of the Issuer and the Guarantor has irrevocably submitted to the non-exclusive jurisdiction of any court of the State of New York or the United States sitting in The City of New York over any suit, action or proceeding arising out of or relating to the Fiscal Agency Agreement or any Note or Coupon or the Guarantee. The Issuer has appointed CT Corporation System as its agent upon whom process may be served in any such suit, action or proceeding. The Guarantor agrees that service of process in any such suit, action or proceeding may be effected by mailing a copy thereof by registered or certified mail or any substantially similar form of mail, postage prepaid to the Guarantor at its registered office at 8 Henrietta Place, London W1G 0NB, United Kingdom.

17. DESCRIPTIVE HEADINGS

The descriptive headings appearing in these Terms and Conditions are for convenience of reference only and shall not alter, limit or define the provisions hereof.

                                     A-2-15

                                                                       EXHIBIT B
                                                                       ---------

                            [FORM OF INTEREST COUPON]

                                 [ON THE FRONT]

INTERNATIONAL MULTIFOODS CORPORATION
(A DELAWARE CORPORATION)

    $200,000,000 6.602% GUARANTEED NOTES DUE 2009

       ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.



      No.   [        ]              [6.602% X $10,000 OR $100,000]



      On November 13, 200[_] (unless the Note hereinafter referred to shall have been duly called for redemption and payment of the redemption price, as described therein, shall have been made or duly provided for), International Multifoods Corporation, a Delaware corporation, shall pay to the bearer, upon surrender hereof, the amount shown hereon in U.S. dollars, or such lawful coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts (together with any additional amounts which may be payable under the terms of such Note), being one year's interest on its 6.602% Guaranteed Note due 2009, the serial number of which is set forth hereon. This coupon is subject to the Terms and Conditions set forth in such Note.

      Payment of this coupon will be made upon presentation and surrender hereof at the offices of such paying agents as International Multifoods Corporation shall from time to time appoint. The initial paying agents are set out on the reverse hereof.

      INTERNATIONAL MULTIFOODS CORPORATION

      By:____________________
      Name:
      Title:

                                 [on the back:]

     FISCAL AGENT, PRINCIPAL PAYING AGENT AND AUTHENTICATION AGENT

JPMorgan Chase Bank Trinity Tower, 9 Thomas More Street, London E1W 1YT, England


                                  PAYING AGENT

     J. P. MORGAN BANK LUXEMBOURG S.A., 5 Rue Plaetis, L-2338 Luxembourg

                                                                       EXHIBIT C

                         [FORM OF TEMPORARY GLOBAL NOTE]


Common Code No.: 014050116
ISIN No.: XS0140501163


      THIS NOTE, INCLUDING THE GUARANTEE ENDORSED HEREON, HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS POSSESSIONS, ITS TERRITORIES OR OTHER AREAS SUBJECT TO ITS JURISDICTION (THE "UNITED STATES") OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY CITIZEN OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF OR THEREIN, AN ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR A TRUST IF BOTH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS OR A TRUST THAT HAS MADE A VALID ELECTION TO BE TREATED AS A DOMESTIC TRUST FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ("UNITED STATES PERSONS"); PROVIDED, HOWEVER, THAT THE TERM "UNITED STATES PERSON" SHALL NOT INCLUDE A BRANCH OR AGENCY OF A UNITED STATES BANK OR INSURANCE COMPANY THAT IS OPERATING OUTSIDE THE UNITED STATES FOR VALID BUSINESS REASONS AS A LOCALLY REGULATED BRANCH OR INSURANCE BUSINESS AND NOT SOLELY FOR THE PURPOSE OF INVESTING IN SECURITIES NOT REGISTERED UNDER THE SECURITIES ACT.

      ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

      THIS NOTE IS A TEMPORARY GLOBAL NOTE WITHOUT COUPONS, EXCHANGEABLE FOR A PERMANENT GLOBAL NOTE WITHOUT COUPONS AT THE MAIN OFFICE OF THE FISCAL AGENT (AS DEFINED HEREIN) IN LONDON. THE RIGHTS ATTACHING TO THIS TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A PERMANENT GLOBAL NOTE, ARE AS SPECIFIED IN THE FISCAL AGENCY AGREEMENT (AS DEFINED HEREIN).

      NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

                      INTERNATIONAL MULTIFOODS CORPORATION
                            (A DELAWARE CORPORATION)

                              TEMPORARY GLOBAL NOTE

                                  representing

                                  $200,000,000

                        6.602% Guaranteed Notes due 2009

                  guaranteed, subject to early termination, by

                                   DIAGEO PLC


      This Temporary Global Note is a temporary global note in respect of an issue of 6.602% Guaranteed Notes due 2009 (the "Notes") of International Multifoods Corporation, a Delaware corporation (the "Issuer"), limited to the aggregate principal amount of Two Hundred Million U.S. dollars, the coin or currency of the United States ($200,000,000) and issued pursuant to a Fiscal Agency Agreement (the "Fiscal Agency Agreement") dated as of the date hereof among the Issuer, Diageo plc (the "Guarantor") and JPMorgan Chase Bank, as Fiscal Agent, principal paying agent and authentication agent (the "Fiscal Agent" which term shall include its successor and assigns as fiscal agent), and the other Paying Agents specified therein. Unless the context otherwise requires, the terms used herein shall have the meanings specified in the Fiscal Agency Agreement.

      Subject to the provisions hereof, the Issuer, for value received, hereby promises to pay to the holder on November 13, 2009, upon surrender hereof, the principal sum of Two Hundred Million U.S. dollars ($200,000,000), and to pay interest on said principal sum annually on November 13 of each year from the date of issuance or the later date to which interest has been paid or provided for at the rate of 6.602% per annum in arrear, commencing November 13, 2002, until payment of said principal sum has been made or duly provided for, but only after exchange of interests in this Temporary Global Note for interests in the Permanent Global Note, as provided in the Fiscal Agency Agreement, PROVIDED, however that payment may be made if such exchange is improperly withheld or refused. Such payment shall be made in U.S. dollars, or in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

      The provisions of the form of Definitive Note attached as Exhibit A-2 to the Fiscal Agency Agreement are hereby incorporated by reference herein MUTATIS MUTANDIS and, except as otherwise provided herein, shall be binding on the Issuer, the Guarantor and the holder hereof as if fully set forth herein. Except as otherwise provided herein, the Issuer shall make all payments as and when provided in the forms of Permanent Global Note and Definitive Note and shall be bound by all its covenants set forth therein.

      This Temporary Global Note is exchangeable in whole or from time to time in part for interests in the Permanent Global Note, at the office of the Fiscal Agent in London only (1) on or after the Exchange Date and (2) upon compliance with the procedures set forth in Section 4 of the Fiscal Agency Agreement. Upon exchange of any portion of this Temporary Global Note for interests in the Permanent Global Note, the Fiscal Agent shall endorse Schedule A of this Temporary Global Note to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such interests in the Permanent Global Note, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and noted. Except as otherwise provided herein, until exchanged in full for a Permanent Global Note, this Temporary Global Note shall in all respects be subject to and entitled to the same benefits under the Fiscal Agency Agreement as duly authenticated and delivered interests in the Permanent Global Note or Definitive Notes.

      Title to this Temporary Global Note shall pass by delivery. Neither this Temporary Global Note nor the Guarantee endorsed hereon shall become valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Fiscal Agent acting in accordance with the Fiscal Agency Agreement.

      This Temporary Global Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

      Each of the Issuer and the Guarantor has irrevocably submitted to the non-exclusive jurisdiction of any court of the State of New York or the United States sitting in The City of New York over any suit, action or proceeding arising out of or relating to the Fiscal Agency Agreement or any Note or Coupon. The Issuer has appointed CT Corporation System as its agent upon whom process may be served in any such suit, action or proceeding. The Guarantor has agreed that process may be served upon the Guarantor at its registered office in any such suit, action or proceeding.

      IN WITNESS WHEREOF, INTERNATIONAL MULTIFOODS CORPORATION has caused this Temporary Global Note to be duly executed and its seal to be hereunto affixed and attested.

      Dated: December 17, 2001

      INTERNATIONAL MULTIFOODS CORPORATION

      By: ___________
      Name:
      Title:


      Attest:

      ________________________




                          CERTIFICATE OF AUTHENTICATION

      This is the Temporary Global Note described in the within-mentioned Fiscal Agency Agreement.


                              JPMorgan Chase Bank
                              as Fiscal Agent without recourse, warranty or liability


                              By: _________________________
                              Name:
                              Authorized Officer

                                   [GUARANTEE]

                                   SCHEDULE A

            EXCHANGE OF PORTIONS OF THIS TEMPORARY GLOBAL
                  NOTE FOR THE PERMANENT GLOBAL NOTE

The following exchanges of a part of this Global Note for interests in the Permanent Global Note have been made:


                  Principal         Principal           Notation Made
Date of           Amount            Amount              by or on Behalf
Exchange          Exchanged         Remaining           of Fiscal Agent

_________         __________        ___________         _______________
_________         __________        ___________         _______________
_________         __________        ___________         _______________
_________         __________        ___________         _______________
_________         __________        ___________         _______________
_________         __________        ___________         _______________
_________         __________        ___________         _______________
_________         __________        ___________         _______________
_________         __________        ___________         _______________
_________         __________        ___________         _______________
_________         __________        ___________         _______________
_________         __________        ___________         _______________
_________         __________        ___________         _______________
_________         __________        ___________         _______________
_________         __________        ___________         _______________
_________         __________        ___________         _______________
_________         __________        ___________         _______________
_________         __________        ___________         _______________
_________         __________        ___________         _______________
_________         __________        ___________         _______________


                                                                       EXHIBIT D

                         [FORM OF PERMANENT GLOBAL NOTE]

Common Code No.: 014050116
ISIN No.: XS0140501163


      THIS NOTE, INCLUDING THE GUARANTEE ENDORSED HEREON, HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS POSSESSIONS, ITS TERRITORIES OR OTHER AREAS SUBJECT TO ITS JURISDICTION (THE "UNITED STATES") OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY CITIZEN OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF OR THEREIN, AN ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR A TRUST IF BOTH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS OR A TRUST THAT HAS MADE A VALID ELECTION TO BE TREATED AS A DOMESTIC TRUST FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ("UNITED STATES PERSONS"); PROVIDED, HOWEVER, THAT THE TERM "UNITED STATES PERSON" SHALL NOT INCLUDE A BRANCH OR AGENCY OF A UNITED STATES BANK OR INSURANCE COMPANY THAT IS OPERATING OUTSIDE THE UNITED STATES FOR VALID BUSINESS REASONS AS A LOCALLY REGULATED BRANCH OR INSURANCE BUSINESS AND NOT SOLELY FOR THE PURPOSE OF INVESTING IN SECURITIES NOT REGISTERED UNDER THE SECURITIES ACT.

      ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

      THIS NOTE IS A PERMANENT GLOBAL NOTE WITHOUT COUPONS, EXCHANGEABLE FOR DEFINITIVE NOTES WITH COUPONS

AT THE MAIN OFFICE OF THE FISCAL AGENT (AS DEFINED HEREIN) IN LONDON. THE RIGHTS ATTACHING TO THIS GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE FISCAL AGENCY AGREEMENT (AS DEFINED HEREIN).

      NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

                    INTERNATIONAL MULTIFOODS CORPORATION

                          (A DELAWARE CORPORATION)

                           PERMANENT GLOBAL NOTE

                                representing

                                $200,000,000

                      6.602% Guaranteed Notes due 2009

                guaranteed, subject to early termination, by

                                 DIAGEO PLC

      This Permanent Global Note is a permanent global note in respect of an issue of 6.602% Guaranteed Notes due 2009 (the "Notes") of International Multifoods Corporation, a Delaware corporation (the "Issuer"), limited to the aggregate principal amount of Two Hundred Million U.S. dollars, the coin or currency of the United States ($200,000,000) and issued pursuant to a Fiscal Agency Agreement (the "Fiscal Agency Agreement") dated as of the date hereof among the Issuer, Diageo plc (the "Guarantor") and JPMorgan Chase Bank, as Fiscal Agent, principal paying agent and authentication agent (the "Fiscal Agent" which term shall include its successor and assigns as fiscal agent) and the other Paying Agent specified therein. Unless the context otherwise requires, the terms used herein shall have the meanings specified in the Fiscal Agency Agreement.

      Subject to the provisions hereof, the Issuer, for value received, hereby promises to pay to the holder on November 13, 2009, upon surrender hereof, the principal sum of Two Hundred Million U.S. dollars ($200,000,000), and to pay interest on said principal sum annually on November 13 of each year from the date of issuance or the later date to which interest has been paid or provided for at the rate of 6.602% per annum in arrear, commencing November 13, 2002, until payment of said principal sum has been made or duly provided for, as provided in the Fiscal Agency Agreement. Such payment shall be made in U.S. dollars, or in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

      The provisions of the form of Definitive Note attached as Exhibit A-2 to the Fiscal Agency Agreement are hereby incorporated by reference herein MUTATIS MUTANDIS and, except as otherwise provided herein, shall be binding on the Issuer, the Guarantor and the holder hereof as if fully set forth herein. Except as otherwise provided herein, the Issuer and the Guarantor shall make all payments as and when provided in the form of Definitive Notes and shall be bound by all its covenants set forth therein.

      The Permanent Global Note is exchangeable in whole but not in part for Definitive Notes upon request of any Holder (including any Accountholder) or the Issuer, at the office of the Fiscal Agent in London only upon compliance with the procedures set forth in Section 4 of the Fiscal Agency Agreement. Until exchanged in full for Definitive Notes, this Permanent Global Note shall in all respects be subject to and entitled to the same benefits under the Fiscal Agency Agreement as duly authenticated and delivered Definitive Notes.

      Payment of principal, interest and additional amounts (if any) on this Permanent Global Security will be made in U.S. dollars.

      Title to this Permanent Global Note shall pass by delivery. Neither this Permanent Global Note nor the Guarantee shall become valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Fiscal Agent acting in accordance with the Fiscal Agency Agreement.

      Upon exchange in full of the Permanent Global Note for Definitive Notes, this Permanent Global Note shall become void; PROVIDED that if the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Notes, then any right or remedy relating in any way to the obligation(s) in question may be exercised or pursued on the basis of the Permanent Global Note despite its stated cancellation after its exchange in full, as an alternative, or in addition, to the Definitive Notes (or the Coupons appertaining to them as appropriate).

      This Permanent Global Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

      Each of the Issuer and the Guarantor has irrevocably submitted to the non-exclusive jurisdiction of any court of the State of New York or the United States sitting in The City of New York over any suit, action or proceeding arising out of or relating to the Fiscal Agency Agreement or any Note or Coupon. The Issuer has appointed CT Corporation System as its agent upon whom process may be served in any such suit, action or proceeding. The Guarantor has agreed that process may be served upon the Guarantor at its registered office in any such suit, action or proceeding.

      IN WITNESS WHEREOF, INTERNATIONAL MULTIFOODS CORPORATION has caused this Permanent Global Note to be duly executed and its seal to be hereunto affixed and attested.

      Dated: December 17, 2001

      INTERNATIONAL MULTIFOODS CORPORATION

      By: ___________
      Name:
      Title:

      Attest:

      _________________________



                          CERTIFICATE OF AUTHENTICATION

      This is the Permanent Global Note described in the within-mentioned Fiscal Agency Agreement.


                              JPMorgan Chase Bank
                              as Fiscal Agent without recourse, warranty or liability





                              By: _________________________
                              Name:
                              Authorized Officer

                                [GUARANTEE]

                                                                       EXHIBIT E

      CERTIFICATE OF NON-U.S. OWNERSHIP

      Re:   International Multifoods Corporation

               $200,000,000 6.602% GUARANTEED NOTES DUE 2009

      This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account (1) are owned by person(s) that are not citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any political subdivision thereof or therein, any estate the income of which is subject to United States taxation regardless of its source or a trust if both a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or a trust that has made a valid election to be treated as a domestic trust for United States federal tax purposes ("United States person(s)"), (2) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulation ("Regulation") Section 1.165-12(c)(1)(iv) ("Financial Institutions")) purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States Financial Institutions and who hold the Notes through such United States Financial Institutions on the date hereof (and in either case (a) or (b), each such United States Financial Institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (3) are owned by United States or foreign Financial Institution(s) for purposes of resale during the restricted period (as defined in Regulation Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Notes is a United States or foreign Financial Institution described in clause (3) above (whether or not also described in clause (1) or (2)) this is to further certify that such Financial Institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its territories or possessions.

      If the Notes are of the category contemplated in Section 230.903(b)(3) of Regulation S under the Securities Act of 1933, as amended (the "Securities Act") then this is also to certify that, except as set forth below the Notes are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Notes in transactions which did not require registration under the Act. As used in this paragraph the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act.

      As used herein, "United States" means the United States of America (including the 50 States and the District of Columbia) and its "territories" and "possessions", including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

      We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account (the "Exchange Date") if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

      This certification excepts and does not relate to $_____________ of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of Definitive Notes (and collection of any interest) cannot be made until we do so certify.

      We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

      Dated:(1)______________________,[200_]

            Name of Person Making Certification


      By:_____________________________________




--------------------
(1)    To be dated no eaarlier than 15 days prior to the Exchange Date.

                                                                       EXHIBIT F

                        FORM OF CERTIFICATION TO BE GIVEN
                   BY EUROCLEAR BANK S.A./N.V., AS OPERATOR OF
                             THE EUROCLEAR SYSTEM OR
                      CLEARSTREAM BANKING, SOCIETE ANONYME

                                  CERTIFICATION

                      INTERNATIONAL MULTIFOODS CORPORATION

                        6.602% Guaranteed Notes due 2009

                  guaranteed, subject to early termination, by

                                   DIAGEO PLC

                                  (the "Notes")



      This is to certify that, based solely on certifications we have received in writing, by tested facsimile or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth in Fiscal Agency Agreement, as of the date hereof, $___________ principal amount of the Notes (i) is owned by persons that are not citizens or residents of the United States, corporations, partnerships or other entities organized or created in or under the laws of the United States or any political subdivision thereof or therein, any estate the income of which is subject to United States taxation regardless of its source or a trust if both a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or a trust that has made a valid election to be treated as a domestic trust for United States federal tax purposes ("United States persons"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulation Section 1.165-12(c)(1)(iv) ("Financial Institutions")) purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulation Section 1.163-5(c)(2)(i)(D)(7), and to the further effect that United States and foreign financial institutions described in clause (iii) above (whether or not as described in clause (i) or (ii)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

      If (i) the Notes are of the category contemplated in Section 230.903(b)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), and (ii) if this certification is not being delivered solely in connection with the first payment of interest by the Issuer, then this is also to certify with respect to such principal amount of Notes set forth above that, except as set forth below, we have received in wiring, by tested telex or by electronic transmission, from our Member Organizations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the Fiscal Agency Agreement.

      We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if any relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

      We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

      Dated:  _____________

                              Yours faithfully,
                              [Common Depositary]

                              [EUROCLEAR BANK S.A./N.V.,
                              as operator of the
                              Euroclear System]

                              or

                              [CLEARSTREAM BANKING, SOCIETE ANONYME]

                              By_________________________

                                                                       EXHIBIT G

                                    GUARANTEE

      For value received, Diageo plc, a public limited company incorporated under the laws of England and Wales, having its registered office at 8 Henrietta Place, London W1G 0NB, United Kingdom (the "Guarantor"), hereby irrevocably and unconditionally guarantees to every holder of the $200,000,000 6.602% Guaranteed Notes due 2009 (the "Notes") of International Multifoods Corporation (the "Issuer") and the holders of the coupons appertaining thereto (the "Coupons"), the due and punctual payment in full (whether upon stated maturity, acceleration for default, call for redemption or otherwise), of the outstanding principal amount of and interest accrued on such Notes and any additional amounts ("Additional Note Amounts") payable pursuant to Condition 7 of the Terms and Conditions of the Notes (the "Terms") when and as the same shall become due and payable.

      This Guarantee is a direct, unsecured and unsubordinated obligation of the Guarantor and shall rank PARI PASSU with all other present and future unsecured and unsubordinated obligations of the Guarantor.

      This Guarantee is absolute, present, and continuing, and shall remain in full force and effect until the Termination Date (as defined below). Notwithstanding anything contained herein to the contrary (but subject to the sixth paragraph hereof), the Guarantor shall be fully and unconditionally discharged of any and all costs, liabilities, obligations and claims under this Guarantee with effect as of 12:01 a.m., New York City time, on the Termination Date. The "Termination Date" shall be the earlier of (a) the maturity of the Notes or such later date on which the principal and interest accrued on the Notes and any Additional Note Amounts or Additional Amounts (as defined below) in respect thereof have been fully paid, or (b) the date on which the Guarantor provides a certificate to the Fiscal Agent (as defined in the Terms) confirming (i) that the Issuer's senior unsecured issuer credit rating from Moody's Investor Service, Inc. ("Moody's") is the same or higher than the Guarantor's senior unsecured issuer credit rating from Moody's and
(ii) that the rating from Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc., ("S&P") for any non-credit enhanced senior unsecured long-term debt of the Issuer is the same or higher than the rating from S&P for any non-credit enhanced senior unsecured long-term debt of the Guarantor or, if no such rating has been given for the Issuer, the Issuer's Adjusted Credit Rating (as defined below) is the same or higher than the Guarantor's corporate credit rating from S&P. The Issuer's "Adjusted Credit Rating", as used herein, shall mean (x) the Issuer's corporate credit rating from S&P, as adjusted down by two rating designations if such corporate credit rating is below BBB-, or the Issuer's corporate credit rating from S&P, as adjusted down by one rating designation if such corporate credit rating is equal to or higher than BBB-, for so long as the outstanding secured debt of the Issuer and its consolidated subsidiaries plus any secured debt available to the Issuer and its consolidated subsidiaries under any credit facility is equal to 20% or more of the total assets of the Issuer and its consolidated subsidiaries, or
(y) the Issuer's corporate credit rating from S&P, at all other times.

      Prior to the Termination Date, the Terms shall not be amended without the prior written consent of the Guarantor (other than for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provisions contained therein) and any such amendment approved without the Guarantor's consent shall have no force or effect.

      In order to enforce this Guarantee, the holders of any Notes or Coupons shall not first be required to bring any action against the Issuer or resort to any security for the Issuer's obligations and the Guarantor hereby waives any requirement to do so. The liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of any lack of validity, legality or enforceability of any obligations of the Issuer under the Notes or Coupons which might otherwise constitute a defense to the obligations of the Guarantor under this Guarantee; PROVIDED, HOWEVER, that, notwithstanding the foregoing, no such circumstance shall, without the consent of the Guarantor, increase the principal amount of the Notes, or increase the interest rate thereon or alter the stated maturity thereof; PROVIDED FURTHER that, notwithstanding the foregoing (but subject to the next succeeding paragraph) the Guarantor shall be fully and unconditionally discharged of any and all liability under this Guarantee as of 12:01 a.m., New York City time, on the Termination Date.

      Anything in this Guarantee to the contrary notwithstanding, this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of principal or interest on a Note or any Additional Note Amounts in respect thereof is rescinded or must otherwise be returned by a holder of such Note upon the bankruptcy, insolvency, restructuring or reorganization of the Issuer or otherwise, all as though such payment had not been made; PROVIDED, HOWEVER, that if the Termination Date has occurred by operation of clause (b) of the definition thereof, the foregoing shall not cause this Guarantee to continue to be effective or reinstated in the event any payment made by the Issuer on or after such Termination Date is so rescinded or otherwise so required to be returned. The Guarantor hereby irrevocably waives promptness, diligence, presentment, demand, protest, notice or acceptance and any other notice with respect to any obligations under this Guarantee. In addition, the Guarantor hereby irrevocably waives, to the maximum extent permitted by law, any right it may have to deny liability under this Guarantee or otherwise to claim that this Guarantee is no longer in full force or effect other than by operation of the terms of this Guarantee.

      Subject to the limitations and exceptions set forth below, the Guarantor will make all payments to be made under this Guarantee without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatsoever nature imposed or levied by or on behalf of the United Kingdom, the United States, a Successor Guarantor Jurisdiction (as defined in the Terms) or a Successor Jurisdiction (as defined in the Terms) or any authority thereof or therein having power to tax unless the Guarantor is required by law to deduct or withhold such taxes, duties, assessments or governmental charges. In such event the Guarantor will pay such additional amounts ("Additional Amounts") as will result in the receipt by the holder of a Note or a Coupon of the amounts which would otherwise have been payable in respect thereof; PROVIDED, HOWEVER, that the Guarantor shall not be required to pay any such Additional Amounts or any Additional Note Amounts for or on account of:

      (a) any tax, assessment or other governmental charge that would not have been imposed but for (a) the existence of any present or former connection between such holder (or between a fiduciary, settlor, or beneficiary of, or a person holding a power over, such holder, if such holder is an estate or trust, or a member or shareholder of such holder, if such holder is a partnership or corporation) and the United States or the United Kingdom, as the case may be, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in trade or business or present therein or having had a permanent establishment therein, or (b) the presentation by the holder of a Note or Coupon for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later;

      (b) any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

      (c) any holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another paying agent in a member state of the European Union;

      (d) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge;

      (e) any tax, assessment or other governmental charge that would not have been imposed but for such holder's past or present status as a personal holding company, foreign personal holding company, controlled foreign corporation, passive foreign investment company (or qualified electing fund), foreign investment company or foreign private foundation or other tax exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States Federal income tax;

      (f) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on a Note or Coupon;

      (g) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with a request of the Issuer, or other person making such payment, made upon reasonable notice prior to such payment, addressed to the holder or beneficial owner to provide any applicable certification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the United States, the United Kingdom, a Successor Jurisdiction or a Successor Guarantor Jurisdiction of the holder or beneficial owner of a Note or Coupon if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States, the United Kingdom, a Successor Jurisdiction or a Successor Guarantor Jurisdiction, as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

      (h) any combination of items (a), (b), (c), (d), (e), (f) and (g);

      nor shall any such Additional Amounts or Additional Note Amounts be paid with respect to any payment on a Note or Coupon to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such Additional Amounts or such Additional Note Amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Note or Coupon.

      The Guarantor shall be subrogated to all rights of holders of Notes or Coupons against the Issuer in respect of any amounts paid to such holders by the Guarantor pursuant to the provisions of this Guarantee; PROVIDED, HOWEVER, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation or to assign such right until the principal of and interest on all Notes and any Additional Note Amounts or Additional Amounts in respect thereof shall have been paid in full; PROVIDED FURTHER that the Guarantor and any affiliate of the Guarantor or any party under the direct or indirect control of the Guarantor, in which the Guarantor has any direct or indirect interest, and over which the Guarantor can exercise any direct or indirect influence (each a "Related Party") shall not at any time seek to enforce such right of subrogation. Such right of subrogation may be enforced only by an entity which is not a Related Party after the assignment to such entity by the Guarantor of such right of subrogation.

      No failure or delay by any party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by such party of any right or remedy shall preclude the further exercise thereof or the exercise of any other right or remedy. This Guarantee shall be interpreted in such manner as to be valid and effective under applicable law, but if any provision hereof is invalid thereunder, such provision shall be ineffective only to the extent of such invalidity without affecting the remainder of such provision or any other provisions hereof.

      This Guarantee shall be binding upon the Guarantor and its successors and assigns, and inure to the benefit of, and be enforceable by, the holders of Notes or Coupons and their respective successors, transferees and assigns; PROVIDED, HOWEVER, that the Guarantor, including its successors, may not (i) assign any of its rights or obligations hereunder prior to the Termination Date, or, in the event this Guarantee is reinstated thereafter pursuant to the sixth paragraph hereof, prior to the payment in full of all amounts payable by the Guarantor upon such reinstatement, or (ii) make any modification to the terms of this Guarantee (other than for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provisions contained herein or in any other manner that the Guarantor may deem necessary or desirable and which will not be inconsistent with the Notes or Coupons and which will not adversely affect the interests of the holders of the Notes and Coupons), without the written consent of the holders of at least 75% in aggregate principal amount of the Notes at the time outstanding.

      The Guarantor hereby irrevocably and unconditionally (i) submits in any legal action or proceeding relating to this Guarantee, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof; (ii) consents that any such action or proceeding may be brought in such courts and waives, to the fullest it may legally and effectively do so, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail or any substantially similar form of mail, postage prepaid, to the Guarantor at its registered office as set forth in the introductory paragraph hereto; and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

      This Guarantee shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

      IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed as of December 17, 2001

                                   DIAGEO PLC


                                   By: ______________________________

                                   Title: ___________________________

                                                                       EXHIBIT H

               INTERNATIONAL MULTIFOODS CORPORATION

                       OFFICER'S CERTIFICATE

      The Undersigned, ................................., as
 .............................. of INTERNATIONAL MULTIFOODS CORPORATION (the
"Company"), in [his/her] capacity as such being an authorized officer of the Company for purposes of Section 12(e) of the Fiscal Agency Agreement dated December 17, 2001 (the "Fiscal Agency Agreement") among the Company, Diageo plc, JPMorgan Chase Bank and J.P. Morgan Bank Luxembourg S.A. hereby certifies on behalf of the Company that on the date hereof (i)
[Standard & Poor's Rating Service has confirmed that it has assigned a rating of - to non-credit enhanced senior unsecured long-term debt of the Company] [or] [no rating has been assigned by Standard & Poor's Rating Service ("S&P") to any non-credit enhanced senior unsecured long-term debt of the Company and S&P has confirmed that Company's corporate credit rating is -], (ii) Moody's Investors Services, Inc. has confirmed that the Company's senior unsecured issuer credit rating is -, (iii) the amount of outstanding secured debt of the Company and its consolidated subsidiaries plus the amount of any secured debt available to the Company and its consolidated subsidiaries under any credit facility is -, and (iv) the amount of total assets of the Company and its consolidated subsidiaries is -. The amounts required to be certified in clauses
(iii) and (iv) above [have been determined by reference to the Annual Report on Form 10-K or Quarterly Report on 10-Q of the Company most recently filed with the Securities and Exchange Commission as of the date hereof] [or] [are based on a good faith estimate by the undersigned officer].

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand this
             day of                              .


                                    _________________________________
                                    Name:
                                    Title:


                                       H-1